                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement              [ ] Confidential, For Use of
                                                 the Commission only (as
                                                 Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  AXCESS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]      No fee required.

    [ ]      Fee computed on table below per Exchange Act
             Rules 14a-6(i)(1) and 0-11.

    (1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how is was determined):

--------------------------------------------------------------------------------

    (4)      Proposed maximum aggregate value of transaction:

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    (5)      Total fee paid:

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    [ ]      Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)      Amount Previously Paid:

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    (2)      Form, Schedule or Registration Statement No.:

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    (3)      Filing Party:

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    (4)      Date Filed:

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



                              [AXCESS letterhead]

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 21, 1998

                              -------------------





       You are hereby notified that the annual meeting (the "Meeting") of the stockholders of AXCESS Inc., formerly known as Lasertechnics, Inc. (the "Company"), will be held at the Cooper Aerobics Center, 12200 Preston Road, Dallas, Texas, on July 21, 1998 at 9:00 a.m. Dallas, Texas time for the following purposes:


                 1. To consider and vote on a proposal to elect Richard C.E. Morgan, Jean-Pierre Arnaudo, Eugene A. Bourque, Harry S. Budow, Richard M. Clarke, Paul J. Coleman, Jr., C. Seth Cunningham and Gregory W. Haskell as directors of the Company;

                 2. To ratify the selection of KPMG Peat Marwick LLP as the independent auditor of the Company for the year ending December 31, 1998;

                 3.  To consider and vote on the Director Compensation Plan;


                 4. To consider and vote on a proposal to amend the Stock Option Plan to increase the number of authorized shares thereunder from 50,000 to 900,000;


                 5. To consider and vote on a proposal to issue up to 1,000,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"), to XL Vision, Inc. ("XLV") in connection with the terms of the Intellectual Property Transfer Agreement dated as of January 7, 1998, by and between the Company and XLV;

                 6. To consider and vote on a proposal to issue more than twenty percent of the Company's Common Stock at a per share price potentially less than the per share market price on the date of issuance to holders of the Company's Series G Preferred Stock upon conversion of such preferred stock by the holders thereof; and

                 7. To transact such other business as may properly come before the Meeting or any adjournment thereof.


         Only the stockholders of record at the close of business on June 15, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.


         The Company desires your presence at the Meeting. However, so that the Company may be certain that your shares are represented and voted in accordance with your wishes, please mark, date, sign and return the enclosed proxy in the enclosed return envelope (requiring no postage if mailed in the United States) as promptly as possible to assure representation of your shares and a quorum at the Meeting. If you attend the Meeting, you may revoke your proxy and vote in person.

                                      By Order of the Board of Directors,


                                      /s/ Danny G. Hair, Secretary



Dallas, Texas
June 23, 1998

                              [AXCESS letterhead]

                              -------------------


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 21, 1998


                              -------------------

                                  SOLICITATION


         This Proxy Statement and accompanying form of proxy are being mailed to stockholders commencing on or about June 23, 1998, in connection with the solicitation by the board of directors (the "Board of Directors" or the "Board") of AXCESS Inc., formerly known as Lasertechnics, Inc. (the "Company"), of proxies from the holders of the following securities of the Company:


         (i)     Voting common stock, $.01 par value per share ("Common
Stock");

         (ii) Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred Stock");

         (iii) Series B Convertible Preferred Stock,$.01 par value per share ("Series B Preferred Stock");

         (iv) Series C Convertible Preferred Stock,$.01 par value per share ("Series C Preferred Stock); and

         (v) Series G Convertible Preferred Stock, $.01 par value per share ("Series G Preferred Stock").


         Such proxies are to be used at the annual meeting of stockholders of the Company (the "Meeting") to be held at the Cooper Aerobics Center, 12200 Preston Road, Dallas, Texas on July 21, 1998 at 9:00 a.m. Dallas, Texas time, as set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment thereof, for the purposes set forth in the Notice. Management is not currently aware of any matters other than those referenced in this Proxy Statement that will be presented for action at the Meeting.


                          RECORD DATE AND VOTING STOCK


         The Company's Form 10-KSB, as amended, for the year ended December 31, 1997, and the quarterly report on Form 10-QSB for the three months ended March 31, 1998, are hereby incorporated by reference in this Proxy Statement. The Annual Report to Stockholders, including the Form 10-KSB, as amended, for the year ended December 31, 1997, and the quarterly report on Form 10-QSB for the three months ended March 31, 1998, are being mailed to each stockholder entitled to vote at the Meeting with the mailing of this Proxy Statement. Only stockholders of record at the close of business on Monday, June 15, 1998 (the "Record Date") will be entitled to vote on matters presented at the Meeting or any adjournments thereof. As of the Record Date, the Company's outstanding voting securities consisted of 2,466,868 shares of Common Stock, 57,692 shares of Series A Preferred Stock, 52,816 shares of Series B Preferred Stock, 35,426 shares of Series

C Preferred Stock and 995 shares of Series G Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are sometimes referred to collectively as the "Single Vote Preferred Stock," and the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock are sometimes referred to collectively as the "Voting Preferred Stock." Under the Company's Certificate of Incorporation, as amended, each share of Common Stock and each share of Single Vote Preferred stock is entitled to one vote on each of the proposals specified in the Notice of Meeting, and each share of Series G Preferred Stock is entitled to 1,000 votes on each of the proposals specified in the Notice of Meeting representing one vote for each share of Common Stock into which a single share of Series G Preferred Stock is convertible on the Record Date in accordance with the terms thereof.

         The Company has also authorized a series of non-voting preferred stock (the "Series H Preferred Stock") and non-voting Common Stock (the "Non-Voting Common Stock"), each with a par value of $.01 per share. As of the Record Date, there were 160 shares of Series H Preferred Stock and 112,492 shares of Non-Voting Common Stock outstanding.

         The holders of a majority of the Common Stock and the Voting Preferred Stock, voting collectively as a single class and whether or not present in person or represented by proxy, shall constitute a quorum for the Meeting and for action on such matters. Holders of the Company's Series H Preferred Stock and Non-Voting Common Stock are not entitled to vote on the matters brought before the Meeting or any adjournment thereof.

         In the election of directors, stockholders are not entitled to cumulate their votes and are not entitled to vote for a greater number of persons than the number of nominees named in the Proxy Statement. Votes are counted and the count is certified by an inspector of elections.

         For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote for all proposals other than the election of directors. If a broker indicates that it is prohibited from exercising discretionary authority with respect to shares held of record by such broker, including shares held for beneficial holders that have not returned proxies (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote with respect to that matter. Abstentions and broker non-votes will, however, be treated as present for quorum purposes and may be entitled to vote on other matters.

         All duly executed proxies received prior to the Meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares of stock represented thereby will be voted (i) FOR the election as directors of the nominees listed herein, (ii) FOR the ratification of KPMG Peat Marwick LLP as the independent auditor of the Company for the period ending December 31, 1998,
(iii) FOR approval of the Director Compensation Plan, (iv) FOR approval of the amendment to the Stock Option Plan, (v) FOR approval of the issuance of up to 1,000,000 shares under the Intellectual Property Transfer Agreement, (vi) FOR the issuance of more than twenty percent of the Company's Common Stock at a per share price potentially less than the per share market price on the date of issuance to holders of the Company's Series G Preferred Stock upon the conversion of such preferred stock by the holders thereof; and (vii) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Meeting and voting in person.


         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies in person or by telephone. The Company will also reimburse brokers or other persons holding Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Stock.

                          OWNERSHIP OF COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of (i) Common Stock, (ii) Non-Voting Common Stock, (iii) Series A Preferred Stock, (iv) Series B Preferred Stock, (v) Series C Preferred Stock, (vi) Series G Preferred Stock, (vii) Series H Preferred Stock, (viii) common stock, par value $.01 per share, of Sandia Imaging Systems Corporation ("Sandia Common Stock"), a majority-owned subsidiary of the Company ("Sandia"), and (ix) common stock, par value $.01 per share, of Lasertechnics Marking Corporation ("LMC Common Stock"), a subsidiary of the Company ("LMC"), beneficially owned as of April 29, 1998, after taking into account the completion of the Company's one-for-twenty reverse stock split, by (i) each director and director nominee who beneficially owns Common Stock and certain of the executive officers of the Company and its subsidiaries, (ii) all of the Company's directors and executive officers as a group and (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of April 29, 1998. The business address of each director and executive officer is c/o AXCESS Inc., 3208 Commander Drive, Carrollton, Texas 75006.

         The number of shares of the Company's Common Stock and Preferred Stock beneficially owned by each individual set forth below under the heading "Percentage of Class" is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or warrant. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with their spouse) with respect to the shares of the Company's Common Stock and Preferred Stock set forth in the table below:

NAME OF BENEFICIAL OWNER
------------------------
DIRECTORS AND NOMINEES FOR DIRECTORS                                                                               PERCENTAGE OF
(INCLUDING THOSE WHO ARE ALSO EXECUTIVE                                   NUMBER OF SHARES        PERCENTAGE          COMPANY
OFFICERS):                                        TITLE OF CLASS         BENEFICIALLY OWNED        OF CLASS         VOTING POWER
                                                  --------------         ------------------       ----------       -------------
   Richard C.E. Morgan  . . . . . . . . .  Common Stock                      548,497(1)              21.5%             12.3%
                                           Series A Preferred Stock           57,692(2)             100.0%              1.7%
                                           Series B Preferred Stock           52,816(3)             100.0%              1.5%
                                           Series C Preferred Stock           25,492(4)              72.0%              0.7%
                                           Series G Preferred Stock            955(5)                 96%              27.5%
                                           Series H Preferred Stock            160(6)                100%               n/a
                                           Sandia Common Stock              10,000(7)(9)               *                n/a


    Aggregate Number of Shares of Company Stock Entitled to
       Vote with Respect to the Matters Presented at the Meeting  . . . . . . . . .    1,639,497
    Percentage of Company Voting Power with Respect to the
       Matters Presented at the Meeting   . . . . . . . . . . . . . . . . . . . . .         46.6%

DIRECTORS AND NOMINEES FOR DIRECTORS                                                                               PERCENTAGE OF
(INCLUDING THOSE WHO ARE ALSO EXECUTIVE                                   NUMBER OF SHARES        PERCENTAGE          COMPANY
OFFICERS):                                        TITLE OF CLASS         BENEFICIALLY OWNED        OF CLASS         VOTING POWER
                                                  --------------         ------------------       ----------       -------------
    Jean-Pierre Arnaudo   . . . . . . . .  Common Stock                       1,875(8)                 *                 *
                                           Sandia Common Stock             287,500(9)(10)            3.29%              n/a

    Eugene A. Bourque   . . . . . . . . .  Common Stock                       7,814(11)                *                 *
                                           Sandia Common Stock             10,000(10)(12)              *                n/a
                                           LMC Common Stock                  32,000(13)                *                n/a

    Harry S. Budow  . . . . . . . . . . .  Common Stock                          200                   *                 *
                                           Sandia Common Stock               50,000(14)                *                n/a

    Richard M. Clarke   . . . . . . . . .  Common Stock                        13,250                  *                 *
                                           Sandia Common Stock             10,000(10)(15)              *                n/a

    C. Seth Cunningham  . . . . . . . . .  Common Stock                       4,250(16)                *                 *

    Paul J. Coleman, Jr.  . . . . . . . .  Common Stock                        903(17)                 *                 *
                                           Sandia Common Stock              7,500(10)(18)              *                n/a

    Alfred E. Paulekas  . . . . . . . . .  Common Stock                       2,250(19)                *                 *

EXECUTIVE OFFICERS:

    Danny G. Hair   . . . . . . . . . . .  Common Stock                         2,000                  *                 *

    All Directors and Executive            Common Stock                      559,032(20)             22.8%             19.2%
    Officer as a group (8 individuals). .  Sandia Common Stock             434,667(4)(21)            7.9%               4.9%
                                           Series A Preferred Stock           57,692(2)              100%               1.6%
                                           Series B Preferred Stock           52,816(3)              100%               1.5%
                                           Series C Preferred Stock           25,492(4)               72%               0.7%
                                           Series G Preferred Stock            955(5)                 96%              26.8%
                                           Series H Preferred Stock            160(6)                100%               n/a

OTHER:

    Amphion Group                          Common Stock                      520,952(22)             20.8%             17.7%
    590 Madison Avenue                     Series A Preferred Stock            57,692               100.0%              1.7%
    New York, NY 10021 (25)   . . . . . .  Series B Preferred Stock            52,816               100.0%              1.5%
                                           Series C Preferred Stock          25,492(23)              72.0%              0.7%
                                           Series G Preferred Stock              955                  96%              27.5%

    Aggregate Number of Shares of Company Stock Entitled to
       Vote with Respect to the Matters Presented at the Meeting  . . . . . . . . .    1,595,659
    Percentage of Company Voting Power with Respect to the
       Matters Presented at the Meeting   . . . . . . . . . . . . . . . . . . . . .         45.4%

DIRECTORS AND NOMINEES FOR DIRECTORS                                                                               PERCENTAGE OF
(INCLUDING THOSE WHO ARE ALSO EXECUTIVE                                   NUMBER OF SHARES        PERCENTAGE          COMPANY
OFFICERS):                                         TITLE OF CLASS        BENEFICIALLY OWNED        OF CLASS         VOTING POWER
                                                  --------------         ------------------       ----------       -------------
    J.P. Morgan Investment Corporation
    60 Wall Street                          Common Stock                     289,422(24)             11.7%             11.4%
    New York, NY 10060  . . . . . . . . . . Non-Voting Common Stock            112,492              100.0%              n/a

    Aggregate Number of Shares of Company Stock Entitled to
       Vote with Respect to the Matters Presented at the Meeting  . . . . . . . . .    267,170
    Percentage of Company Voting Power with Respect to the
       Matters Presented at the Meeting   . . . . . . . . . . . . . . . . . . . . .        7.5%

-----------------------------------------------------------------
*      Denotes percentage ownership of less than 1%.

(1) Includes 1,875 shares that Mr. Morgan has the right to acquire within 60 days pursuant to options, 411,906 shares held by entities within the Amphion Group (defined in Note 25 below) and 92,753 shares that entities within the Amphion Group have the right to acquire within 60 days pursuant to warrants. Mr. Morgan is a Managing Member of Amphion Partners L.L.C. ("Amphion Partners"), the sole general partner of Amphion Ventures, L.P. ("Amphion Ventures"). Mr. Morgan disclaims beneficial ownership as to all such shares beneficially owned by entities within the Amphion Group. See Note 25.

(2)    All 57,692 shares are held by Amphion Ventures. See Note 1 and Note 25.

(3)    All 52,816 shares are held by Amphion Ventures. See Note 1 and Note 25.

(4) All 25,492 shares are held by Amphion Ventures. Does not include 9,933 shares held by Jackson Hole Investments Acquisitions, L.P., ("Jackson Hole"). Jackson Hole is not affiliated with Amphion Ventures. See Note 1 and Note 25.

(5) Includes 905 shares held by Amphion Ventures and 50 shares held by Antiope Partners L.L.C. ("Antiope Partners"). See Note 1 and Note 25.

(6)    All 160 shares are held by Amphion Ventures.  See Note 1 and Note 25.

(7) Includes 10,000 shares that Mr. Morgan has the right to acquire within 60 days pursuant to options.

(8) Includes 1,875 shares that Mr. Arnaudo has the right to acquire within 60 days pursuant to options.

(9) Includes 80,417 shares that Mr. Arnaudo has the right to acquire within 60 days pursuant to options.

(10) The authorized capital stock of Sandia consists of (i) 18,000,000 shares of Sandia Common Stock, of which 4,830,000 shares are issued and outstanding and held by the Company and 260,000 shares are issued and outstanding and held by certain individuals employed or previously employed by Sandia or the Company, (ii) 3,500,000 shares of Sandia Voting Convertible Preferred Stock, of which 3,370,925 shares are issued and outstanding and held by the Company.

(11) Includes 7,314 shares that Mr. Bourque has the right to acquire within 60 days pursuant to options.

(12) Includes 10,000 shares that Mr. Bourque has the right to acquire within 60 days pursuant to options.

(13) Includes 32,000 shares that Mr. Bourque has the right to acquire within 60 days pursuant to options.

(14) Includes 50,000 shares that Mr. Budow has the right to acquire within 60 days pursuant to options.

(15) Includes 10,000 shares that Mr. Clarke has the right to acquire within 60 days pursuant to options.

(16) Includes 1,500 shares that Mr. Cunningham has the right to acquire within 60 days pursuant to options.

(17) Includes 813 shares that Mr. Coleman has the right to acquire within 60 days pursuant to options.

(18) Includes 7,500 shares that Mr. Coleman has the right to acquire within 60 days pursuant to options.

(19) Includes 1,500 shares that Mr. Paulekas may have the right to acquire within 60 days pursuant to options.

(20) Includes the 14,877 shares that officers and directors have the right to acquire within 60 days pursuant to options, as described in Notes 1, 8, 11, 16, 17 and 19; the 92,703 shares that Amphion Ventures and Antiope Partners have the right to acquire pursuant to warrants; and the 411,906 shares held by entities within the Amphion Group (as to which Mr. Morgan disclaims beneficial ownership). Does not include shares of Voting Preferred Stock held by entities within the Amphion Group (as to which Mr. Morgan disclaims beneficial ownership). See Notes 5 and 25.

(21) Includes the 227,584 shares that officers, former officers and directors have the right to acquire within 60 days pursuant to options, as described in Notes 7, 9, 10, 12, 14, 15 and 18.

(22) Includes 52,203 and 40,550 shares that Amphion Ventures and Antiope Partners, respectively, have the right to acquire within 60 days pursuant to warrants. See Note 25.

(23)   Does not include 9,934 shares held by Jackson Hole. See Note 25.

(24) Includes 22,252 shares that J. P. Morgan Investment Corporation ("JPMIC") has the right to acquire within 60 days pursuant to warrants. As a result of an agreement between JPMIC and Antiope Ventures L.P. ("Antiope Ventures"), Antiope Ventures agreed to vote at JPMIC's request for any one person designated by JPMIC to be a director of the Company. To the extent that agreement is binding on any entity in the Amphion Group, JPMIC could be deemed to have shared voting power with respect to all the shares of voting stock held by entities within the Amphion Group. If the shares held by entities within the Amphion Group were deemed to be beneficially owned by JPMIC, JPMIC would beneficially own in the aggregate voting securities representing approximately 52% of the Company voting power. JPMIC disclaims beneficial ownership of the voting stock held by entities within the Amphion Group.

(25) Includes shares beneficially owned by: (i) Amphion Ventures (formerly known as Wolfensohn Associates II L.P.); (ii) Amphion Partners (formerly known as Wolfensohn Partners II L.L.C.); and (iii) Antiope Partners (formerly known as Wolfensohn Partners L.L.C.). Amphion Ventures, Amphion Partners and Antiope Partners disclaim that they hold any securities of the Company as a group, within the meaning of any applicable securities law or regulation.

       The security holdings of the Amphion Group in the Company are largely the result of a restructuring of Wolfensohn Associates L.P., now known as Antiope Ventures. As of August 19, 1997, Antiope Ventures transferred all of its assets and liabilities to Amphion Ventures, in exchange for limited partnership interests of Amphion Ventures. Amphion Partners is the sole general partner of Amphion Ventures, and Antiope Partners is the sole general partner of Antiope Ventures. Amphion Ventures, Amphion Partners, Antiope Ventures and Antiope Partners are collectively referred to herein as the "Amphion Group."

       Richard C. E. Morgan, a director and the Chairman and Chief Executive Officer of the Company, is a managing member of both Amphion Partners and Antiope Partners.

       Jackson Hole Management Co. ("JHMC") provides management services to Amphion Partners, Antiope Partners and the general partner of Jackson Hole. Richard Morgan is an employee of JHMC. Mr. Morgan disclaims beneficial ownership of the securities of the Company owned beneficially by Amphion Partners, Amphion Ventures, Antiope Partners and Antiope Ventures, and disclaims beneficial ownership of the securities of the Company owned beneficially by Jackson Hole.

       The holdings of the Amphion Group in the Company as of April 29, 1998, are as follows:

                                       SERIES A      SERIES B      SERIES C      SERIES G      SERIES H       COMMON       COMMON
                           COMMON      PREFERRED     PREFERRED     PREFERRED     PREFERRED     PREFERRED       STOCK       STOCK
                           STOCK         STOCK         STOCK         STOCK         STOCK         STOCK        WARRANTS     OPTIONS
                         ---------     ---------     ---------     ---------     ---------     ---------     ---------   ---------
Antiope Partners  . . .     37,492            --            --            --            50            --        40,550          --

Amphion Ventures  . . .    346,289        57,692        52,816        25,492           905           160        70,746       3,843
Amphion Partners  . . .     28,125            --            --            --            --            --            --          --

Total . . . . . . . . .    411,906        57,692        52,816        25,492           955           160        92,753       3,843

                           MANAGEMENT OF THE COMPANY

    The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. The following table sets forth, as of May 27, 1998, the names of the directors and the executive officers of the Company and its subsidiaries, their respective ages and their respective positions with the Company and its subsidiaries.

NAME                                    AGE                                      POSITION
----                                    ---                                      --------
Richard C.E. Morgan . . . . . . . .     53             Chairman of the Board of Directors -- Company; Director -- LMC;
                                                       Chairman of the Board of Directors -- Sandia
Jean Pierre Arnaudo . . . . . . . .     53             Director and Vice Chairman of the Board -- Company; Director and
                                                       Chief Executive Officer -- Sandia
Eugene A. Bourque . . . . . . . . .     53             Director -- Company; Director, Chairman of the Board, President
                                                       and Chief Executive Officer -- LMC
Harry S. Budow  . . . . . . . . . .     36             Director, President and Chief Executive Officer -- Company;
                                                       Director, President and Chief Operating Officer -- Sandia
Danny G. Hair*  . . . . . . . . . .     48             Executive Vice President, Secretary and Chief Financial Officer
                                                       -- Company
C. Seth Cunningham  . . . . . . . .     42             Director -- Company; Director -- Sandia and LMC
Richard M. Clarke . . . . . . . . .     66             Director -- Company; Director -- Sandia and LMC
Alfred E. Paulekas  . . . . . . . .     66             Director -- Company; Director -- LMC
Paul J. Coleman, Jr.  . . . . . . .     66             Director -- Company
Gregory W. Haskell* . . . . . . . .     41             Director -- Company

*Mr. Hair was appointed to his position by the Board on February 1, 1998. Mr. Haskell was appointed to his position by the Board on April 30, 1998.

--------------------------------------------------------------------------------

    RICHARD C.E. MORGAN is Chairman of the Board of the Company. Mr. Morgan is also the Chairman of the Board of Directors of Sandia and serves on the Board of Directors of LMC. He is a member of the executive, compensation and stock option committees. Since 1986 Mr. Morgan has been a managing member of Antiope Partners and Amphion Partners. Mr. Morgan became a director and Chairman of the Board of the Company in 1985.

    JEAN-PIERRE ARNAUDO is a director and Vice Chairman of the Board of the Company and a director and Chief Executive Officer of Sandia. From 1993 until his appointment as Chief Executive Officer of Sandia, Mr. Arnaudo served as the President and General Manager of Sandia Imaging Systems Europe, S.A., a subsidiary of Sandia. Mr. Arnaudo became a director of the Company in 1995.

    EUGENE A. BOURQUE is a director of the Company and is a director, Chairman of the Board, President and Chief Executive Officer of LMC. From 1993 to 1995, Mr. Bourque served as President of the Company.

From 1988 to 1993, Mr. Bourque served as Vice President and Chief Financial Officer of the Company. Mr. Bourque became a director of the Company in 1993.

    HARRY S. BUDOW is a director, President and Chief Executive Officer of the Company and President and Chief Operating Officer of Sandia. He is a member of the executive committee. Before joining the Company, Mr. Budow was Vice President of Bell Packaging Corporation from January 1996 to February 1997 and Senior Vice President with SpectraVision, Inc. from March 1990 to December 1995.

    DANNY G. HAIR is Executive Vice President, Secretary and Chief Financial Officer of the Company and Sandia. Mr. Hair was chief financial officer of PC Service Source, Inc. from January 1997 to January 1998, Bell Packaging Corporation from January 1995 to November 1996, and SpectraVision, Inc., from April 1991 to October 1994. From November 1996 to January 1997 and from October 1994 to January 1995, Mr. Hair performed certain independent consulting services.

    C. SETH CUNNINGHAM is a director of the Company, as well as Sandia and LMC. He is a member of the audit committee. From 1979 to mid-1996, Mr. Cunningham was employed by J.P. Morgan, and has served as a managing director since 1991. From 1985 to mid-1996, Mr. Cunningham worked with and was a founding member of, J.P. Morgan Capital Corporation, which makes worldwide private equity investments for J.P. Morgan's own account. Since mid-1996, Mr. Cunningham is a private equity investor. Mr. Cunningham became a director of the Company in 1994.

    RICHARD M. CLARKE is a director of the Company, Sandia and LMC. He is a member of the audit committee. Since 1992, Mr. Clarke has been the chairman of Yankelovich Partners, Inc., a market research firm. From 1990 to 1993 Mr. Clarke was the chairman and chief executive officer of Akzo America Inc., a diversified international chemical and health care corporation. Mr. Clarke is the chairman of NESC and the vice chairman of Farleigh Dickinson University. Mr. Clarke became a director of the Company in 1988.

    ALFRED E. PAULEKAS is a director of the Company and a director of LMC. Since 1992, Mr. Paulekas has been President of A.T.C. Associates, a business consulting firm. Mr. Paulekas became a director of the Company in 1994 and will not stand for reelection at the Meeting.

    PAUL J. COLEMAN, JR. is a director of the Company. He is a member of the audit, compensation and stock option committees. He is president, chief executive officer, and a trustee of the Universities Space Research Association, a non-profit space research, technology and education company, and a professor of space physics at the University of California at Los Angeles ("UCLA"). He also serves as a director of Quantrad Sensors, Inc., One Room Systems, Inc. and Southeast Interactive Technology, LLC. From 1993 through 1996, Dr. Coleman was the director of the National Institute for Global Environmental Change of the U.S. Department of Energy, and from 1989 through 1993, he was the director of the Institute of Geophysics and Planetary Physics at UCLA. Mr. Coleman became a director of the Company in 1982.

    GREGORY W. HASKELL is a director of the Company. He is a member of the compensation committee. Mr. Haskell has been the President and Chief Operating Officer of XL Vision, Inc. since 1995. From 1993 to 1995, Mr. Haskell served in various executive management positions at XL Vision, Inc.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

    The Board has a standing Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The principal responsibilities and membership of each committee are described in the following paragraphs.

    EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise substantially all of the powers of the Board in the management and business affairs of the Company, except it does not have the authority to declare dividends, authorize the issuance of shares of the Company's Common Stock, modify the Company's Certificate of Incorporation or its Bylaws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or the dissolution of the Company. Regularly scheduled meetings of the Board are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Morgan and Budow. The committee did not meet separately from the Board during 1997.

    AUDIT COMMITTEE. The Audit Committee is responsible for reviewing the Company's accounting and financial practices and policies and the scope and results of the Company's audit. The Audit Committee is also responsible for recommending the selection of the Company's independent public accountants. This committee is presently comprised of Messrs. Clarke, Coleman and Cunningham. The committee met separately from the Board on one occasion during 1997.

    COMPENSATION COMMITTEE. The Compensation Committee reviews the compensation of executive officers, except members of the committee, and makes recommendations to the Board regarding executive compensation. This committee is presently comprised of Messrs. Morgan, Coleman and Haskell. The committee did not meet separately from the Board during 1997.

    STOCK OPTION COMMITTEE. The Stock Option committee administers the Company's existing stock option plan. This committee is presently comprised of Messrs. Coleman and Morgan. The committee did not meet separately from the Board during 1997.

COMPENSATION OF THE COMPANY'S DIRECTORS

    The Company's current policy is that non-employee directors of the Company are eligible to receive an annual fee of $10,000 for preparing for and attending meetings of directors and committees. While directors do not receive additional compensation for attending meetings, the Company will pay ordinary and necessary out-of-pocket expenses for directors to attend Board and committee meetings. Directors who are officers or employees of the Company receive no fees for service on the Board or committees thereof. Directors who serve on the Board of Directors of Sandia or LMC are not separately or additionally compensated for such service. Each director attended 100% of (i) the total number of meetings of the Board held during the period in which he was a director and (ii) the total number of meetings held by all committees on which he served.

    The Board of Directors has adopted the Director Compensation Plan, subject to stockholder approval at this Meeting, under which directors who are not employees of the Company and who do not beneficially own more than 5% of the shares of Common Stock outstanding would receive an initial one-time grant of 15,000 options to acquire Common Stock at an exercise price of $4.00 per share (the "Initial Grant") and an annual grant of 5,000 options to acquire Common Stock at an exercise price equal to the fair market value per share of the Common Stock at the time the option is granted (the "Annual Grant"). Assuming the Director Compensation Plan is approved by the stockholders, the Initial Grant and Annual Grant will take place shortly after the Meeting. The Annual Grant will customarily occur on the date of the Company's annual meeting. All new board members will receive 7,500 options to acquire Common Stock at an exercise price equal to the fair market value per share of the Common Stock on the date the board member is approved by the directors. None of the current board members will receive this special option grant to new directors. All new board members will also be eligible to receive the Annual Grant. The Company has temporarily suspended paying any cash to eligible directors for preparing and attending meetings of directors and committees until the Company reports quarterly net earnings. Once the Company has reported net earnings for a fiscal quarter, the Company will reconsider paying additional cash consideration to eligible directors. See "Proposal 3 -- Approval of the Director Compensation Plan."

REPORT OF COMPENSATION COMMITTEE ON ANNUAL EXECUTIVE COMPENSATION

    The Compensation Committee met informally several times during the year and met during three of the regular meetings of the Board. The policy of the Compensation Committee is to provide executive officers of the Company and its subsidiaries, Sandia and LMC, with fair compensation based on their responsibilities, and on the performance of the Company as a whole. Regarding the executive officers of Sandia and LMC, however, their compensation is based on the performance of Sandia and LMC as a whole, respectively.

    The Compensation Committee believes generally that performance goals enhance teamwork and help focus management's attention on the performance of the companies rather than the performance of particular areas in the companies. Additionally, particular areas may in the future need separate performance goals, but the Compensation Committee does not believe that is currently required.

     The Compensation Committee sets target earnings levels for the Company and its subsidiaries, and provides a bonus target to each executive officer. The bonus target is a percentage of that executive's base salary. The Compensation Committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on the Company's, Sandia's or LMC's earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. In addition, if the earnings target is exceeded, the executives may receive, based on a formula, up to twice the executive's bonus target. The earnings target is set by the Compensation Committee prior to the commencement of each fiscal year and is believed by the Compensation Committee to be aggressive, but achievable. The Compensation Committee excludes Mr. Morgan, the Chairman of the Board from participating in the executive bonus plan because it believes such a bonus is unnecessary after taking into account his ownership of the Company's Common Stock. See "Ownership of Common Stock by Certain Beneficial Owners and Management."

    The Compensation Committee believes that its earnings and bonus targets are confidential and disclosure of those targets would adversely effect the Company. The report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates that report by reference.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation earned by the Company's Chief Executive Officer and its three other most highly compensated executive officers (whose compensation exceeded $100,000 in 1997) and two additional individuals for whom disclosures would have been provided had the individuals been serving as executive officers as of December 31, 1997, collectively, the "Named Officers," for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996 and 1995. On April 30, 1998, Harry S. Budow was named President and Chief Executive Officer of the Company and Jean-Pierre Arnaudo was named Vice Chairman of the Company. Richard C.E. Morgan still serves as the Company's Chairman of the Board.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                      Annual Compensation       Compensation
                                                     ---------------------      ------------
                                                                                 Securities
                                                                                 Underlying
                                                                                  Options/        All Other
                                                      Salary        Bonus           SARs        Compensation
    Name and Principal Positions          Year          ($)          ($)            (#)              ($)
-----------------------------------     --------     --------     --------      ------------    ------------
Richard C.E. Morgan . . . . . . . .         1997       60,000           --              --          40,000
  Chief Executive Officer (A)               1996      100,000           --          60,000(E)           --
                                            1995           --           --           5,000(F)           --

Jean-Pierre Arnaudo . . . . . . . .         1997      180,000       40,000              --          37,956(J)
  Chief Executive Officer -                 1996      180,000       50,000         162,500(F)       49,700(J)
  Sandia (B)                                1995      150,000       25,000          75,000(G)       10,840(J)

Eugene A. Bourque . . . . . . . . .         1997      140,000        5,625              --              --
  President and Chief Executive             1996      138,358           --          80,000(H)           --
  Officer - LMC (B)                         1995      125,029           --              --              --

Harry S. Budow  . . . . . . . . . .         1997       87,500       22,498          50,000(F)           --
  President and Chief Operating             1996           --           --              --              --
  Officer - Sandia (C)                      1995           --           --              --              --

Milo Mattorano  . . . . . . . . . .         1997      122,083           --              --              --
  former Vice President and Chief           1996       93,747       10,000         111,000(I)           --
  Financial Officer of the Company          1995       65,000       10,000           5,000(F)           --
  and Sandia (D)

Stephen C. Nesbit . . . . . . . . .         1997      117,384           --              --              --
  former Vice President and                 1996      120,000       30,000          81,000(F)           --
  General Manager DataGlyphs                1995       30,000       22,500          20,000(F)           --
  Business - Sandia (D)

--------------

(A) Mr. Morgan received an annual salary of $100,000 while serving as the Company's Chief Executive Officer, $60,000 of which is payable in cash and $40,000 of which is payable in Common Stock.

(B) Mr. Arnaudo's compensation for January to May 1995 was for his service as the President of the Company and the President and General Manager of Sandia Europe, S.A., a subsidiary of Sandia.

(C)  Mr. Budow joined the Company in June 1997.

(D)  Mr. Mattorano and Mr. Nesbit resigned in December 1997.

(E) Securities underlying options are 50,000 shares of Common Stock and 10,000 shares of LMC Common Stock.

(F)  Securities underlying options are shares of Sandia Common Stock.

(G) Securities underlying options are 50,000 shares of Common Stock and 25,000 shares of Sandia Common Stock.

(H)  Securities underlying options are shares of LMC Common Stock.

(I) Securities underlying options are 91,000 shares of Sandia Common Stock and 20,000 shares of Common Stock.

(J) Represents the payment of transitional living expenses incurred from January 1996 to December 1997, under Mr. Arnaudo's Employment Agreement with the Company. Represents the payment of (i) moving expenses incurred due to Mr. Arnaudo's relocation from Paris, France to Dallas, Texas and
     (ii) transitional living expenses incurred from September 1, 1995 to December 31, 1995, pursuant to Mr. Arnaudo's Employment Agreement with the Company. See "Employment Contracts with Executive Officers."


OPTION GRANTS

         The Company did not grant any options to acquire the Company's Common Stock to the Named Officers during the fiscal year ended December 31, 1997.

AGGREGATE OPTION EXERCISES IN 1997 BY THE COMPANY'S EXECUTIVE OFFICERS

    The following table provides information as to options exercised, if any, by each of the Named Officers in 1997 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of the Company's Common Stock on December 31, 1997 ($4.40 post reverse split as reported on Nasdaq).


                AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END
                                 OPTION VALUES

                                                                                                Value of Unexercised
                                    Shares                            Number of                     in-the-Money
                                   Acquired                      Securities Underlying              Options at
                                      on         Value            Unexercised Options            December 31, 1997
                                   Exercise     Realized        at December 31, 1997(#)               (A)($)
                                   --------     --------     -----------------------------   ---------------------------
Name                                 (#)           ($)       Exercisable     Unexercisable   Exercisable   Unexercisable
----                               --------     --------     -----------     -------------   -----------   -------------
Richard C. E. Morgan                  --            --          1,875             625             --           --
                                                               10,000(B)       10,000(B)          --           --
                                                                2,500(C)        7,500(C)          --           --

Jean-Pierre Arnaudo                   --            --          1,875             625             --           --
                                                               80,417(B)      287,500(B)          --           --

Eugene A. Bourque                     --            --          7,314              --             --           --
                                                               16,000(C)       64,000(C)          --           --

Harry S. Budow                        --            --         50,000(B)      150,000(B)          --           --

Milo Mattorano (D)                    --            --          5,000          15,000             --           --
                                                                2,188(B)       96,000(B)          --           --

Stephen C. Nesbit (D)                 --            --         20,000(B)       81,000(B)          --           --


-------------------------

(A) Market value of shares covered by in-the-money options on December 31, 1997, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(B) Securities underlying options are shares of Sandia Common Stock.

(C) Securities underlying options are shares of LMC Common Stock.

(D) In December 1997, Mr. Mattorano resigned as Vice President and Chief Financial Officer of the Company and Sandia, and Mr. Nesbit resigned as Vice President and General Manager of DataGlyphs Business. In connection with their resignations, all options held by Messrs. Mattorano and Nesbit have been cancelled.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

    Sandia and Jean-Pierre Arnaudo are parties to an employment agreement, which provides for the employment of Mr. Arnaudo through August 31, 2002 at a minimum annual base salary of $160,000, subject to increase by the Board of Directors of Sandia. The agreement also provides for the payment to Mr. Arnaudo of up to one times his annual salary in the event he is terminated after a change in control (as defined in the employment agreement) of Sandia or if he is terminated without cause at the election of the Board of Directors of Sandia. The employment agreement also contains confidentiality and non-competition provisions.

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

    During 1996 the Company received consulting services from director nominee Alfred E. Paulekas relating to the Company's manufacturing and production operations. In 1996, Mr. Paulekas was Chairman of the LMC Board of Directors and was paid a total of $15,000 per quarter (an aggregate of $10,000 per year for his services as a director of the Company and an aggregate of $50,000 per year for his services as the Chairman of the LMC Board of Directors) for his services to the Company. Mr. Paulekas received the same compensation during 1997 for his services to the Company. The Company has complete discretion over whether or not to use the consulting services of Mr. Paulekas.

    Notes Payable to Stockholders

    During the first quarter of 1997, the Company obtained a commitment for a working capital bridge loan of up to $1,000,000 from Antiope Partners. The Company made draws of $1,000,000 under this agreement during the first and second quarters of 1997. Borrowings bore interest at 12% and were due on demand. The borrowings were ultimately convertible into the Company's voting common stock. In June 1997, borrowings under this agreement were converted into an advance under the terms of the new bridge loan financing provided to the Company by Antiope Partners and JPMIC pursuant to a note purchase agreement dated June 25, 1997 (the "Note Purchase Agreement"). The Note Purchase Agreement provided the Company with additional bridge financing up to a total of $3,000,000 to be funded 60% by Antiope Partners and 40% by JPMIC. Under the Note Purchase Agreement, the Company received additional fundings of $2,000,000 by September 1997. The Note Purchase Agreement provided for an interest rate of 10% per annum for advances by Antiope Partners and 6.64% per annum for advances by JPMIC, with a final maturity of December 31, 1997. In connection with the advances, the Company issued to Antiope Partners and JPMIC an aggregate of 308,571 (15,428 post reverse split) restricted shares of the Company's common stock with a fair value of approximately $196,800 as of the date issued and warrants to purchase 600,000 (30,000 post reverse split) shares of the Company's common stock with a strike price of $0.70 ($14.00 post reverse split) with a fair market value of approximately $120,300 as of the date issued. The closing bid price of the Common Stock on Nasdaq ranged from between $0.55 to $0.69 per share ($11.00 to $13.80 on a post reverse split basis) on the various dates the restricted shares and warrants were issued. Further, advances under the Note Purchase Agreement were convertible into convertible debentures with terms similar to the currently outstanding convertible debentures, which were ultimately convertible into common stock at a discount. At any time after September 1, 1997, either Antiope Partners or JPMIC could convert, in whole or in part, advances under the Note Purchase Agreement into an equal principal amount of convertible debentures of the Company with the same economic terms and conditions as the Company's then existing 10% convertible debentures due March 1, 1999. The March 1999 debentures were convertible into the Company's common stock at a conversion rate equal to the lessor of $2.00 ($40.00 post reverse split) per share or 85% of the average daily closing bid price of the common stock on Nasdaq over the five day period immediately preceding the date of conversion (an effective discount of approximately 17.6% or $500,000). The outstanding principal amount of the advances was convertible into 14,559,436 (693,307 post reverse split) and 14,908,514 (709,930 post reverse split) shares of common stock at December 31, 1997, and March 31, 1998, respectively. See "Restructuring of Variable Price Convertible Securities" below. Advances under the Note Purchase Agreement are secured by a pledge of all the capital stock of the Company's LMC subsidiary held by the Company.

    In December 1997, JPMIC, Antiope Partners and Amphion Ventures, extended the maturity of the Note Purchase agreement to December 31, 1998, in exchange for 112,942 (5,647 post reverse split) restricted shares of the Company's common stock with a fair value of approximately $28,200 as of the date issued and warrants to purchase 600,000 (30,000 post reverse split) shares of common stock at an exercise price of $0.25 ($5.00 post reverse split) with a fair market value of approximately $60,200 as of the date issued. The closing bid price of the Common stock on Nasdaq was $0.25 ($5.00 post reverse split) on the date the restricted shares and warrants were issued.

    The Company borrowed additional funds of $4,138,575 from Amphion Ventures during late September 1997 through early December 1997 under an informal borrowing agreement. The advances accrued interest at a rate of ten percent per annum. In connection with these advances, the Company issued 425,681 (21,284 post reverse split) restricted shares of the Company's common stock with a fair value of approximately $195,200 as of the date issued and warrants to purchase 827,715 (41,385 post reverse split) shares of the Company's common stock at an exercise price of $.70 ($14.00 post reverse split) with a fair market value of approximately $122,200 as of the date issued. The closing bid price of the Common Stock on Nasdaq ranged from between $0.25 to $0.66 per share ($5.00 to $13.30 on a post reverse split basis) on the various dates the restricted shares and warrants were issued. In December 1997, the Company entered into an agreement whereby it converted the advances under this informal borrowing agreement into shares of Series G Preferred Stock. See "Equity Investments by Major Stockholders" below.

    During June and July 1996, the Company obtained a 12% working capital bridge loan totaling $1.7 million from Amphion Ventures. The loan principal and related interest were paid in full in August 1996 with proceeds from the sale of Series D Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock"). See "Restructuring of Variable Price Convertible Securities" below. In connection with these borrowings, a five year warrant to purchase a total of 56,341 (2,817 post reverse split) shares of Common Stock at an exercise price of $2.14 ($42.81 post reverse split) was issued to Amphion Ventures with a fair market value of approximately $85,000 as of the date issued. The closing bid price of the Common Stock on Nasdaq ranged from between $2.00 to $3.38 per share ($40.00 to $67.60 on a post reverse split basis) on the date the warrants were issued.

    Series F Preferred Stock

    In July 1997, the Company completed a private placement of $480,000 face amount of Series F Convertible Preferred Stock, par value $.01 per share ("Series F Preferred Stock") with Antiope Partners, the proceeds of which were used to redeem $480,000 of existing Series D Convertible Preferred Stock from a stockholder. The Series F Preferred stock had substantially identical terms as the Company's Series D Preferred Stock, except as necessary to reflect the terms of the Standstill Agreement described below.

    Equity Investments by Major Stockholders

    On December 29, 1997, the Company concluded an agreement with Amphion Ventures and Antiope Partners with respect to the purchase by Amphion Ventures and Antiope Partners as of such date of 700 and 50 shares, respectively, of the Company's Series G Preferred Stock for an aggregate purchase price of $7,500,000. The purchase price was payable primarily through a combination of cash and the cancellation and exchange of existing indebtedness of the Company to Amphion Ventures. In addition, Amphion Ventures had the right to offset a portion of the purchase price, aggregating approximately $709,000, against the Company's obligation to pay previously accrued and unpaid cash dividends on outstanding shares of Series A, Series B or Series C Preferred Stock of the Company held by Amphion Ventures on such date, and to pay a portion of such total purchase price, not to exceed an aggregate of $1,500,000, by delivery of Amphion Ventures' unconditional promissory note, payable on demand, in principal amount equal to the portion of the purchase price so paid.

    As additional consideration to Amphion Ventures and Antiope Partners, the Company agreed that if, at any time on or before December 31, 1999, the Company completes a financing with third parties raising at least $3,000,000 in new equity, the initial holders of the Series G Preferred will have the non-assignable right, but not the obligation, to exchange all or a portion of their shares of Series G Preferred Stock for shares of a new series of preferred stock with substantially the same terms and conditions offered to such third parties; provided that no such exchange will result in an increase in the conversion price above $10.00 per share.

    Restructuring of Variable Price Convertible Securities

    In December 1997, the Company entered into negotiations with the holders of certain outstanding convertible securities of the Company, with respect to the restructuring and/or refinancing of such securities.

    The Company originally issued 10% Convertible Debentures due March 1, 1999 in the original principal amount of $5,500,000 (the "1996 Debentures"), 10% Convertible Series B Debentures due March 1, 1999 in the original principal amount of $500,000 (the "Series B Debentures" and together with the 1996 Debentures, the "Convertible Debentures"), the Series D Preferred Stock, and the Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock") in separate private placements to institutional investors in 1996 and 1997. In July 1997, the Company issued shares of the Series F Preferred Stock, in exchange for, and/or to finance the repurchase of, all the outstanding shares of Series D Preferred Stock and Series E Preferred Stock, as described below. The Convertible Debentures, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock were all convertible into Common Stock at a conversion price determined by formula, which was generally about 85% of the recent average market price of the Common Stock at the time of conversion, subject to a fixed maximum conversion price. The Convertible Debentures, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are sometimes referred to collectively herein as the Company's "Variable Price Convertible Securities".

    In July 1997, the Company and certain holders of Variable Price Convertible Securities negotiated a standstill arrangement (the "Standstill Agreement"), in which such holders agreed to refrain from converting seventy-five percent of their holdings for a period of at least three months, with the locked-up portion released in five equal monthly installments thereafter. The provisions of the Standstill Agreement (which also included a reduction in the maximum conversion price to $1.14 ($22.80 post reverse split) in the case of the Series D and Series E Preferred Stock and $1.00 ($20.00 post reverse split) in the case of the Convertible Debentures, and the issuance of $.70 ($14.00 post reverse split) warrants to acquire 814,375 (40,718 post reverse split) shares of Common Stock as an additional inducement to the participating holders) were implemented by the execution of allonges to the Convertible Debentures and by exchanging all of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock for an equal number of shares of Series F Preferred Stock, which shares were substantially identical to the shares exchanged, except as necessary to implement the terms of the Standstill Agreement. The approximate fair value of the warrants as of the date of issuance was $60,000 and the closing bid price of the Common Stock on Nasdaq was $10.62. Concurrently therewith, the Company issued 48 shares of Series F Preferred Stock to a single existing investor for $480,000 in cash, which was used by the Company to repurchase and cancel an equal number of shares of Series D Preferred Stock, the holder of which had declined to participate in the Standstill Agreement. By December 14, 1997, 70% of the face amount of the Variable Price Convertible Securities held by such holders on the date of the Standstill Agreement were available for conversion, with the remainder to become convertible in equal installments in January and February 1998.

    In December 1997, the Company re-initiated negotiations with the holders of the Variable Price Convertible Securities, with the intention of restructuring or refinancing such securities to remove the variable price conversion feature. In December 1997 and January 1998, the Company converted, redeemed or restructured all of the Variable Price Convertible Securities that had been outstanding on December 1, 1997, comprising in the aggregate $1,250,000 principal amount of Convertible Debentures and 237 shares ($2,370,000 face amount) of Series F Preferred Stock (collectively, the "December 1997 Restructuring"). Based on the closing bid prices of the Common Stock for the applicable trading periods prior to December 24, 1997, such Variable Price Convertible Securities, together with accrued interest and dividends, would have been convertible on that date into an aggregate of approximately 17 million shares of Common Stock (pre reverse split), with further dilution possible in the event of further declines in the market price of the Common Stock.

    To implement the December 1997 Restructuring, including all related conversions, the Company made cash payments totaling approximately $1.3 million and issued in the aggregate approximately: $1.1 million in non-convertible short-term indebtedness; $535,000 of indebtedness with a two-year maturity, convertible into Common Stock at $.25 ($5.00 post reverse split) per share (the "1997 Debentures"); 1,407,000 (70,350 post reverse split) shares of Common Stock with a fair value of approximately $370,000 as of the date issued, most of which are subject to certain transfer restrictions; 90 shares of Series G Preferred Stock; and warrants to purchase an additional 72,000 shares of Common Stock at an average exercise price in excess of $9.20 per share post reverse split) with a fair value of approximately $117,000 as of the date issued. The fair market value of the additional securities issued, at the time of their issuance, represents the conversion inducement. The Company funded the cash and short-term debt portion of the restructuring by issuing shares of Series G Preferred Stock as described above. In connection with the December 1997 Restructuring, Antiope Partners received 50 shares of Series G Preferred Stock and 24,889 shares of Common Stock in exchange for its $480,000 face amount of
Series F Preferred Stock plus $17,780 of accrued but unpaid dividends.   The
closing bid price of the Common Stock on Nasdaq was $5.00 on the date the Common stock was issued.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED SHARES

    The authorized capital stock of the Company consists of (a) 6,250,000 shares of Common Stock, (b) 112,500 shares of Non-Voting Common Stock, and (c) 350,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), issuable in series. To date, five series of Preferred Stock have been authorized, all of which are currently outstanding: (i) a series of 75,000 shares of Preferred Stock designated the Series A Convertible Preferred Stock;
(ii) a series of 75,000 shares of Preferred Stock designated the Series B Convertible Preferred Stock; (iii) a series of 75,000 shares of Preferred Stock designated the Series C Convertible Preferred Stock; (iv) a series of 2,500 shares of Preferred Stock designated the Series G Convertible Preferred Stock; and (v) a series of 2,500 shares of Preferred Stock designated the Series H Convertible Preferred Stock. See, "--Preferred Stock," below.


    As of May 27, 1998, a total of 2,466,868 shares of Common Stock and 112,492 shares of Non-Voting Common Stock were issued and outstanding. As of May 27, 1998, a total of 147,050 shares of Preferred Stock were issued and outstanding as follows: (i) 57,693 shares of Series A Preferred Stock; (ii) 52,816 shares of Series B Preferred Stock; (iii) 35,426 shares of Series C Preferred Stock;
(iv) 995 shares of Series G Preferred Stock and (v) 160 shares of Series H Preferred Stock. All outstanding shares of the Company's Common Stock, Non-Voting Common Stock and Preferred Stock are fully paid and nonassessable. None of the shares of Common Stock, Non-Voting Common Stock or Preferred Stock has preemptive rights.



COMMON STOCK AND NON-VOTING COMMON STOCK

    Each share of Common Stock entitles its holder to one vote on all matters submitted to a vote of stockholders. Holders of Non-Voting Common Stock do not have voting rights, except as otherwise provided in the Company's Certificate of Incorporation, or as required by applicable law. Holders of Non-Voting Common Stock are entitled to vote as a separate class on any amendment to the Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Non-Voting Common Stock, and vote together with the holders of the Common Stock, as a single class, with respect to any proposal to increase or decrease the number of authorized shares of Common Stock or Non-Voting Common Stock, and on certain other specified matters. Holders of Non-Voting Common Stock are entitled to one vote per share for matters on which such holders are entitled to vote. The Common Stock and Non-Voting Common Stock are otherwise identical in all respects.

    Regulated Stockholders are entitled to convert shares of Common Stock into shares of Non-Voting Common Stock. The term "Regulated Stockholder" means (a) the stockholder ("the SBIC Stockholder") that purchased shares of Common Stock pursuant to a Common Stock and Convertible Note Purchase Agreement dated July 8, 1994 (the "Purchase Agreement"), between such stockholder and the Company,
(b) any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("Regulation Y"), and that holds shares of Common Stock or Non-Voting Common Stock originally issued pursuant to the Purchase Agreement or upon conversion of the Convertible Note issued thereunder, or shares issued upon conversion(s) of such shares, so long as such stockholder shall hold any such shares of Common Stock or Non-Voting Common Stock or shares issued upon conversions(s) of such shares, (c) any Affiliate (as defined below) of any such Regulated Stockholder specified in clause (a) of (b) above that is a transferee of any shares of Common Stock or Non-Voting Common Stock of the Corporation, so long as such Affiliate shall hold any such shares of Common Stock or Non-Voting Common Stock or shares issued upon conversion(s) of such shares and (d) any individual, partnership, joint venture, corporation, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a "Person") (i) to which any such Regulated Stockholder specified in clause (a) or (b) above or any of its Affiliates has transferred such shares, so long as such transferee shall hold, and only with respect to, any shares transferred by such Regulated Stockholder or Affiliate or any shares issued upon conversion(s) of such shares, and (ii) which transferee is, or any Affiliate of which is, subject to the provisions of Regulation Y. The term "Affiliate" means with respect to any Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person; whether through the ownership of voting securities or by contract or otherwise.

    Subject to the following conditions, all stockholders are entitled to convert shares of Non-Voting Common Stock into shares of Common Stock. No holder of any shares of Non-Voting Common Stock shall be entitled to convert any such shares into shares of Common Stock, to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates. The Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Non-Voting Common Stock into shares of Common Stock unless such conversion is permitted under applicable law; provided however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from such conversion whether or not permitted by applicable law. At any time at which any shares of Common Stock or Non-Voting Common Stock are held by a Regulated Stockholder which is subject to the provisions of Regulation Y, the Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock or Non-Voting Common Stock if such action would increase above 4.9% the percentage of any class of voting securities of the Corporation, or increase above 24.9% the percentage of outstanding Common Stock or Non-Voting Common Stock, owned, held or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under the Certificate of Incorporation.

    Upon conversion of shares of the Common Stock or Non-Voting Common Stock, the shares of Common Stock or Non-Voting Common Stock so converted will not be eligible for reissuance except for reissuance in connection with the conversion of shares of Common Stock held by Regulated Stockholders into shares of Non-Voting Stock or the conversion of shares of Non-Voting Common Stock into shares of Common Stock. Subject to certain conditions, the Company may not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or take any other action affecting the voting rights of such shares, if such action would increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder.

    The holders of Common Stock and Non-Voting Common Stock are entitled to receive ratably such dividends, if any, as are declared by the Company's Board of Directors out of funds legally available for that purpose, subject to the rights of holders of Preferred Stock. In the event of the Company's liquidation, dissolution or winding up, the holders of Common Stock and Non-Voting Common Stock would be entitled to share ratably in all assets of the Company available for distribution to holders of the Common Stock and Non-Voting Common Stock, subject to the preferential rights of holders, if any, of shares of Preferred Stock. See "--Preferred Stock" below.

    The Company's Certificate of Incorporation provides that if the Company in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Non-Voting Common Stock, the outstanding shares of the other such class shall be proportionately subdivided or combined, as the case may be. For purposes of the foregoing, if a dividend of shares of Common Stock were paid on the outstanding shares of Common Stock, a corresponding dividend of shares of Non-Voting Common Stock would be required to be paid on the shares of Non-Voting Common Stock.

    Amphion Ventures, the holder of 160 shares of Series H Preferred Stock, has agreed not to convert any shares of Non-Voting Common Stock it may acquire upon conversion of shares of the Series H Preferred Stock to Common Stock until the Company has issued 500,000 shares of Common Stock to XLV under the terms of the Technology Development Agreement by and between the Company and XLV, unless it receives the prior written consent of the Company.

PREFERRED STOCK

    The Certificate of Incorporation authorizes the Company's Board of Directors to issue shares of Preferred Stock in one or more series and to fix and state the designations, powers, preferences, qualifications, limitations, restrictions and relative rights of the shares of each such series. The Board of Directors may determine, without any vote or action by the holders of either Common Stock or Non-Voting Common Stock, among other things, the payment and rates of dividends, if any, whether dividends are to be cumulative or noncumulative, whether the Preferred Stock is to be subject to redemption and, if so, the manner of redemption and the redemption price, the preference of any series of Preferred Stock over any other series of Preferred Stock or Common Stock or Non-Voting Common Stock on liquidation, dissolution, distribution of assets or winding up of the Company, any sinking fund or other retirement provisions for the Preferred Stock and any conversion or exchange rights or other privilege of the holders to acquire shares of any other series of Preferred Stock or Common Stock or Non-Voting Common Stock. The Board of Directors may also determine the number of shares in each series of Preferred Stock, the voting rights of each such series (subject to any requirements of applicable law) and any stated value applicable to the shares of any series of Preferred Stock.

    SERIES A PREFERRED STOCK. The Board of Directors has designated a maximum of 1,500,000 shares of the Preferred Stock as Series A Preferred Stock, $26.00 stated value per share. Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, into one share of Common Stock, subject to anti-dilution adjustments. All shares of Series A Preferred Stock are entitled to vote on matters brought before the Company's stockholders as if such shares of Series A Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law.

    Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a rate per annum as follows: (i) 5% from January 1, 1996 to March 31, 1996; (ii) 7 1/2% from April 1, 1996 through June 30, 1996; and (iii) 10% from July 1, 1996 and thereafter. Dividends are payable in cash or in additional shares of Series A Preferred Stock, but since July 1, 1996, only the holders of the Series A Preferred Stock, rather than the Company, may make such election. Any dividends paid in kind on the Series A Preferred Stock are to be valued on the basis of the stated value of the Series A Preferred Stock.

    Upon dissolution, liquidation or winding up of the Company, holders of the Series A Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series A Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series A Preferred Stock ranks senior to the Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series B Preferred Stock, the Series C Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock.

    The Series A Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series A Preferred Stock so redeemed and all accrued unpaid dividends thereon. The Company's optional right of redemption is subject to each Series A Preferred stockholder's right to convert such Series A Preferred Stock into Common Stock within the 10 business days immediately following the Company's notice of such redemption.

    SERIES B PREFERRED STOCK. The Board of Directors has designated a maximum of 1,500,000 shares of the Preferred Stock as Series B Preferred Stock, $26.00 stated value per share. Each share of Series B Preferred Stock is convertible at any time, at the option of the holder, into one share of Common Stock, subject to anti-dilution adjustments. All shares of Series B Preferred Stock are entitled to vote on matters brought before the Company's stockholders as if such shares of Series B Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law.

    Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a variable rate per annum as follows: (i) 5% from January 1, 1996 to March 31, 1996; (ii) 7 1/2% from April 1, 1996 through June 30, 1996; and (iii) 10% from July 1, 1996 and thereafter. Dividends are payable in cash or in additional shares of Series B Preferred Stock, but since July 1, 1996, only holders of Series B Preferred Stock, rather than the Company, may make such election. Any dividends paid in kind on the Series B Preferred Stock are to be valued on the basis of the stated value of the Series B Preferred Stock.

    Upon dissolution, liquidation or winding up of the Company, holders of the Series B Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series B Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series B Preferred Stock ranks senior to the Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series C Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock.

    The Series B Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series B Preferred Stock so redeemed and all accrued dividends thereon. The Company's optional right of redemption is subject to each Series B Preferred stockholder's right to convert such Series B Preferred Stock into Common Stock within the 10 business days immediately following the Company's notice of such redemption.

    SERIES C PREFERRED STOCK. The Board of Directors has designated a maximum of 1,500,000 shares of the Preferred Stock as Series C Preferred Stock, $30.20 stated value per share. Each share of Series C Preferred Stock is convertible at any time, at the option of the holder, into one share of Common Stock, subject to anti-dilution adjustments. All shares of Series C Preferred Stock are entitled to vote on matters brought before the Company's stockholders as if such shares of Series C Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law.

    Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series C Preferred Stock, the holders of shares of Series C Preferred Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a rate of 10% per annum commencing January 1, 1996. Dividends are payable in cash or in additional shares of Series C Preferred Stock, but since October 1, 1996, only holders of Series C Preferred Stock, rather than the Company, may make such election. Any dividends paid in kind on the Series C Preferred Stock are to be valued on the basis of the stated value of the Series C Preferred Stock.

    Upon dissolution, liquidation or winding up of the Company, holders of the Series C Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series C Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series C Preferred Stock ranks senior to the Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock.

    The Series C Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series C Preferred Stock so redeemed and all accrued dividends thereon. The Company's optional right of redemption is subject to each Series C Preferred stockholder's right to convert such Series C Preferred Stock into Common Stock within the 10 business days immediately following the Company's notice of such redemption.

    SERIES G PREFERRED STOCK. The Board of Directors has designated 2,500 shares of the Preferred Stock as Series G Preferred Stock, par value $.01 per share. Each share of Series G Preferred Stock has a stated value of $10,000 (the "Original Series G Issue Price") and is convertible into Common Stock at any time, at the option of the holder, at a conversion rate equal to the Original Series G Issue Price divided by the

Conversion Price of the Series G Preferred Stock, as in effect from time to time. Such Conversion Price shall initially be $10.00 per share of Common Stock, subject to anti-dilution adjustments (the "Conversion Price"). Holders of shares of Series G Preferred Stock are entitled to vote on all matters brought before the Company's stockholders as if such shares of Series G Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law.

    Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series G Preferred Stock, and in preference to the holders of shares of capital stock ranking junior to the Series G Preferred Stock as to dividends, the holders of Series G Preferred Stock are entitled to receive dividends on each share of Series G Preferred Stock held of record at the annual rate of 8% of the Original Series G Issue Price, payable semi-annually, to the extent of funds legally available therefor. Such dividends shall be cumulative, shall accrue on each share on a daily basis (calculated on the basis of a 360-day year, whether or not earned or declared, from the date of original issue of such shares) and shall be payable in arrears, when, as and if declared by the Board, in cash or additional shares of Series G Preferred Stock, or any combination thereof, as determined from time to time by the Company in its sole discretion. If at any time that any shares of Series G Preferred Stock are outstanding, the closing bid price per share of the Common Stock on The Nasdaq Stock Market (or, if the Common Stock is not then included in Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Common Stock is then listed) remains above $20.00 per share (on a pre-Reverse Stock Split basis) for 20 consecutive trading days, then, commencing on such 20th trading day, the cumulative dividend will not be payable; provided, however, that if the closing bid price per share of the Common Stock remains below $20.00 for 20 consecutive trading days, then the dividend will resume as of such 20th day.

    Upon dissolution, liquidation or winding up of the Company, holders of the Series G Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series G Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the Original Series G Issue Price, plus any and all accrued unpaid dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series G Preferred Stock ranks senior to the Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series H Preferred Stock.

    The Series G Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the Original Series G Issue Price plus any accrued unpaid dividends thereon. The Company's optional right of redemption is subject to each Series G Preferred Stock holder's right to convert such Series G Preferred Stock into Common Stock within 10 business days after the Company's notice of redemption.

    In addition to the rights and privileges of the Series G Preferred Stock, as set forth in the Certificate of Designations with respect thereto, the Company has agreed with the initial holders of the Series G Preferred Stock, that if, at any time prior to December 31, 1999, the Company completes a financing with third parties raising at least $3,000,000 in new equity, such initial holders will have the non-assignable right (the "Series G Reset Right"), but not the obligation, to exchange all or a portion of their shares of Series G Preferred Stock for shares of a new series of preferred stock with substantially the same terms and conditions offered to such third parties; provided that no such exchange will result in an increase in the conversion price above $10.00 per share.

    SERIES H PREFERRED STOCK. The Board of Directors has designated 2,500 shares of the Preferred Stock as Series H Preferred Stock, par value $.01 per share. Each share of Series H Preferred Stock has a stated value of $10,000 (the "Original Series H Issue Price") and is convertible into Non-Voting Common Stock at any time, at the option of the holder, at a conversion rate equal to the Original Series H Issue Price divided by the Conversion Price of the Series H Preferred Stock, as in effect from time to time. Such Conversion Price shall initially be $10.00 per share of Common Stock, subject to anti-dilution adjustments (the "Conversion Price"). Holders of shares of Series H Preferred Stock are not entitled to vote on any matters brought before the Company's stockholders.

    Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series H Preferred Stock, and in preference to the holders of shares of capital stock ranking junior to the Series H Preferred Stock as to dividends, the holders of Series H Preferred Stock are entitled to receive dividends on each share of Series H Preferred Stock held of record at the annual rate of 8% of the Original Series H Issue Price, payable semi-annually, to the extent of funds legally available therefor. Such dividends shall be cumulative, shall accrue on each share on a daily basis (calculated on the basis of a 360-day year, whether or not earned or declared, from the date of original issue of such shares) and shall be payable in arrears, when, as and if declared by the Board, in cash or additional shares of Series H Preferred Stock, or any combination thereof, as determined from time to time by the Company in its sole discretion. If at any time that any shares of Series H Preferred Stock are outstanding, the closing bid price per share of the Common Stock on The Nasdaq Stock Market (or, if the Common Stock is not then included in Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Common Stock is then listed) remains above $20.00 per share for 20 consecutive trading days, then, commencing on such 20th trading day, the cumulative dividend will not be payable; provided, however, that if the closing bid price per share of the Common Stock remains below $20.00 for 20 consecutive trading days, then the dividend will resume as of such 20th day.

    Upon dissolution, liquidation or winding up of the Company, holders of the Series H Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series H Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the Original Series H Issue Price, plus any and all accrued unpaid dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series H Preferred Stock ranks senior to the Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series G Preferred Stock.

    The Series H Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the Original Series H Issue Price plus any accrued unpaid dividends thereon. The Company's optional right of redemption is subject to each Series H Preferred Stock holder's right to convert such Series H Preferred Stock into Non-Voting Common Stock within 10 business days after the Company's notice of redemption.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                       PROPOSAL 1.  Election of Directors

    Eight persons currently serve on the Board and are expected to continue to serve until the Meeting. Unless contrary instructions are set forth in the proxy, it is intended that the persons named in the proxy will vote all shares of Stock represented by the proxy for the election as directors of Messrs. Richard C.E. Morgan, Jean-Pierre Arnaudo, Eugene A. Bourque, Harry S. Budow, Richard M. Clarke, Paul J. Coleman, Jr., C. Seth Cunningham and Gregory W. Haskell, all of whom are presently members of the Board of Directors of the Company. The eight directors elected at the Meeting will each serve for a term expiring on the date of the annual meeting in 1999. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee, although management is not aware of any circumstances likely to render any nominee unavailable for election. Election of directors will be by a plurality of the votes cast. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares of Stock for one or more of the named nominees. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named herein. The Certificate of Incorporation of the Company, as amended to date, does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock and Voting Preferred Stock (voting together as a single class) of the Company represented at a meeting at which a quorum is present may elect directors. For information regarding the nominees for directors of the Company see "Management of the Company."

    THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

         PROPOSAL 2.  Ratification of Selection of Independent Auditor

    The Board of Directors has approved and recommends the appointment of KPMG Peat Marwick LLP, certified public accountants to serve as independent auditor for the Company for the fiscal year ending December 31, 1998. Approval of the appointment of the accountants is being sought in order to give stockholders the opportunity to express their opinion on the matter. Approval will require the affirmative vote of the holders of a majority of the shares of Common Stock and Voting Preferred Stock, voting together as a class, which are represented and entitled to vote at the Meeting. Should approval not be obtained, the Board of Directors would expect to reconsider the appointment.

    Members of KPMG Peat Marwick LLP are expected to attend the Meeting and, if present, be available to answer appropriate questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Meeting if they desire to do so.

REQUIRED AFFIRMATIVE VOTE

    The affirmative vote of a majority of the outstanding voting power of the Common Stock and Voting Preferred Stock, voting together as a single class, is required to ratify KPMG Peat Marwick LLP as independent auditor for the Company.

    THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR OF THE COMPANY.

            PROPOSAL 3.  Approval of the Director Compensation Plan

    The current policy of the Company is to pay each director who is not an officer or employee of the Company, or who does not provide significant ongoing consulting services to the Company, an annual fee of $10,000. While directors do not receive additional compensation for attending meetings, the Company will pay ordinary and necessary out-of-pocket expenses for directors to attend Board and committee meetings.

    Subject to stockholder approval, the Board has adopted a revised Director Compensation Plan pursuant to which directors who are not employees of the Company, and who do not beneficially own more than 5% of the shares of Common Stock outstanding, would receive an initial one-time grant of 15,000 options to acquire Common Stock at an exercise price of $4.00 per share (the "Initial Grant") and an annual grant of 5,000 options to acquire Common Stock at an exercise price equal to the fair market value per share of the Common Stock at the time the option is granted (the "Annual Grant"). Assuming the Director Compensation Plan is approved by the stockholders, the Initial Grant and Annual Grant will take place shortly after the Meeting. The Annual Grant will customarily occur on the date of the Company's annual meeting. All new board members will receive 7,500 options to acquire Common Stock at an exercise price equal to the fair market value per share of the Common Stock on the date the board member is approved by the directors. None of the current board members will receive this special option grant to new directors. All new board members will also be eligible to receive the Annual Grant. The Company has temporarily suspended paying any cash to eligible directors for preparing and attending meetings of directors and committees until the Company reports quarterly net earnings. Once the Company has reported net earnings for a fiscal quarter, the Company will reconsider paying additional cash consideration to eligible directors. The Company will continue to pay ordinary and necessary out-of-pocket expenses for directors to attend Board and Committee meetings.

    There are authorized for issuance and delivery under the Director Compensation Plan an aggregate of 150,000 shares of Common Stock. The shares, whether or not registered for resale under the Securities Act of 1933, as amended, would be subject to an agreement on the part of the director not to resell such securities for at least two years without the written consent of the Company.

    The purpose of the Director Compensation Plan is to encourage the ownership of Common Stock by the outside directors upon whose judgment and ability the Company depends for its long term growth and development and to provide an effective and economic manner of compensating outside directors. The Director Compensation Plan is intended to promote a close identity of interest among the Company, the outside directors and the stockholders, and to provide a further means to attract and retain outstanding board members.

    The Director Compensation Plan will become effective on the date at which it is approved by the stockholders and will remain in effect until terminated by the Board of Directors. Of the current directors and nominees, the following individuals will be eligible for receipt of fees and shares under the Director Compensation Plan: Messrs. Clarke, Coleman, Cunningham and Paulekas.

    The Board of Directors has the power to amend, modify or terminate the Director Compensation Plan at any time, except that stockholder approval of an amendment may be required if deemed to be necessary and advisable under the securities, tax or other applicable laws or regulations.

    Upon exercise of a non-qualified stock option, an eligible director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the eligible director. Any additional gain or loss realized by an eligible director on disposition of the shares generally will be capital gain or loss to the eligible director and will not result in any additional tax deduction to the Company. The taxable event arising from exercise of non-qualified stock options by eligible directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period. An eligible director receiving fees under the Director Compensation Plan will recognize compensation taxable as ordinary income upon receipt of the cash paid under the Director Compensation Plan.

REQUIRED AFFIRMATIVE VOTE

    The affirmative vote of a majority of the outstanding voting power of the Common Stock and Voting Preferred Stock, voting together as a single class, is required to adopt the Director Compensation Plan.

    The Board of Directors believes that the proposal is in the best interest of the Company and its stockholders and recommends that the stockholders vote FOR approval of the Director Compensation Plan.

     PROPOSAL 4.  Approval of Amendment to the Company's Stock Option Plan

    The Board of Directors proposes that the Company's Stock Option Plan be amended to increase the aggregate number of shares subject to issuance under the Stock Option Plan by 170,000 shares from 50,000 shares to 900,000 shares. As of May, 1998, the Company had granted incentive and nonstatutory stock options to purchase shares of Common Stock issuable under the Stock Option Plan, which had been exercised as to 34,822 shares and which were outstanding as to 22,941 shares.

    Subject to stockholder approval, the Board has adopted the Amendment to the Stock Option Plan. The purpose of the Stock Option Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, to furnish additional incentive to those persons responsible for the successful management of the Company and thereby to enhance stockholder value.

    Pursuant to the Stock Option Plan, incentive and nonstatutory options may be granted to eligible individuals for the purchase of an aggregate of up to 900,000 shares of Common Stock, of which options to acquire 53,110 shares have already been granted. Eligible individuals include key employees of the Company and its subsidiaries. The Plan is administered by the Stock Option Committee of the Board of Directors, which determines, in its discretion, the number of shares subject to each incentive and nonstatutory option granted and the related purchase price and option period.

    Subject to receiving stockholder approval of the amendment to the Stock Option Plan, the Company has conditionally granted the following options to the individuals named below:

                        Richard C.E. Morgan - 2,500; and
                          Jean-Pierre Arnaudo - 2,500.

    The Plan requires that the exercise price for each incentive and nonstatutory stock option must not be less than the fair market value per share of the Common Stock at the time the option is granted. No incentive stock option, however, may be granted to an employee who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company. No employee may be granted incentive stock options that first become exercisable during a calendar year to purchase Common Stock, or stock of any affiliate (or a predecessor of the Company or an affiliate), with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option counts against the annual limitation only in the year it first becomes exercisable. Incentive and nonstatutory stock options may be granted only to employees of the Company and its subsidiaries.

    The option period may not be more than ten years from the date the option is granted. Options may be exercised in annual installments as specified by the Stock Option Committee. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until the option expires. Options are not assignable or transferable other than by will or the laws of descent and distribution.

    Payment for shares purchased upon the exercise of an option by an employee of the Company or one of its subsidiaries during their term of employment may, with the consent of the Stock Option Committee, be payable in installments. The Plan provides that an option agreement may permit an optionee to tender previously owned shares of Common Stock in partial or full payment for shares to be purchased on exercising a nonstatutory option. Unless sooner terminated by action of the Board of Directors, the Stock Option Plan will terminate on May 28, 2001. Subject to certain exceptions, the Stock Option Plan may be amended, altered, or discontinued by the Board of Directors without stockholder approval.

    The Board of Directors has retained the right to amend or terminate the Plan as it deems advisable. However, no amendment shall be made to increase the number of shares of stock which may be optioned under the Plan, change the class of executive officers and other key employees eligible under the Stock Option Plan or materially increases the benefits which may accrue to participants under the Stock Option Plan without submitting such amendments to stockholders for approval. In addition, no amendments to, or termination of, the Stock Option Plan shall impair the rights of any individual under options previously granted without such individual's consent.

FEDERAL INCOME TAX CONSEQUENCES

    No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The taxable event arising from exercise of non-qualified stock options by officers of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

    Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long term capital gain. Subject to the limitations in the Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Company. The Company is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, and (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Company will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of shares prior to the expiration of the full term of the holding period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Internal Revenue Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of such tax if applicable to the optionee's individual circumstances.

REQUIRED AFFIRMATIVE VOTE

    The affirmative vote of a majority of the outstanding voting power of the Common Stock and Voting Preferred Stock, voting together as a single class, is required to adopt the Amendment to the Stock Option Plan.

    THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

       PROPOSAL 5.  Approval of the issuance of up to 1,000,000 shares of the
                    Company's Common Stock under the terms of the Technology Acquisition Agreement

XLV TECHNOLOGY DEVELOPMENT AGREEMENT


    In January 1998, the Company and XL Vision, Inc., a Safeguard Scientifics "partnership company" ("XLV"), entered into the Intellectual Property Transfer Agreement (the "Technology Development Agreement") that provides the Company with options to acquire XLV's document reader, digital camera and dithering technology (the "XLV Technology"). Under the terms of the Technology Development Agreement, the parties agreed that the Company would not exercise the License Option without first having obtained stockholder approval with respect to the issuance of the maximum number of shares of Common Stock issuable under the Technology Development Agreement (1,000,000 shares post reverse split). Accordingly, the Company will not issue any shares of Common Stock to XLV under the Technology Development Agreement without first obtaining stockholder approval with respect to the issuance of such shares of Common Stock. The closing per share bid price of the Company's Common Stock as of the date of the Technology Development Agreement (January 7, 1998) was $5.62 and was $4.00 as of May 26, 1998. Because of the low trading volume of the Common Stock, the Company and XLV did not believe that the market price accurately reflected the value of the Common Stock. Accordingly, the parties valued the Common Stock issuable to XLV under the Technology Development Agreement at $10.00 (on a post reverse split basis), rather than the then current market price of $5.62 (on a post reverse split basis). The value of the Common Stock, however, was for allocation purposes only and was not demonstrative of how many shares of Common Stock were to be received by XLV.


    The Technology Development Agreement provides that, beginning on the Initial Funding Date (as defined below) and extending for a period of six months, the Company will have the option (the "License Option") to acquire a non-exclusive perpetual license to the XLV Technology in exchange for 200,000 shares of Common Stock. If the Company exercises the License Option, then for 90 days beginning on the date on which payment of all development funds contemplated by the Technology Development Agreement has been made in full (the "Final Funding Date"), the Company will have the further option, in exchange for an additional 300,000 shares of Common Stock, to acquire an exclusive perpetual license to the XLV Technology (the "Exclusive License Option"). If the Company exercises the Exclusive License Option, then, for 90 days beginning on the earlier of April 1, 1999, and if funding under the Technology Development Agreement is accelerated, the Final Funding Date, the Company will have the further option to acquire outright ownership of the XLV Technology in exchange for an additional 300,000 shares of Common Stock (the "Assignment Option"). In addition, if the Assignment Option is exercised, up to an additional 200,000 shares of Common Stock may be issued by the Company to XLV against receipt by the Company of certain amounts that may be paid pursuant to the Spot/Mag Provision (as defined below), a possible third party license agreement that XLV may enter into with respect to the XLV Technology. If the Company exercises the License Option, XLV will indemnify the Company against any claims of intellectual property infringement by a third party relating to the XLV Technology that may be brought or instituted against the Company prior to July 1, 2004. If the Company exercises the Assignment Option, it will grant to XLV an exclusive license to the XLV Technology for use in the infrared navigation business. XLV makes customary representations and warranties regarding the XLV Technology in the Technology Development Agreement, including as to the ownership of the technology.

Certain Effects of the Technology Development Agreement


    If the Company exercises the License Option, the Exclusive License Option and the Assignment Option, the maximum number of shares issuable pursuant to the Technology Development Agreement would be 1,000,000 shares of Common Stock (collectively, the "Maximum Technology Shares"). The Maximum Technology Shares represent approximately 22.4% of the voting power, 30% of the outstanding common equity and 20.8% of the full-diluted equity of the Company as of May 31, 1998.


    Although the Technology Development Agreement values the shares of Common Stock issuable thereunder at $10.00 per share of Common Stock, and although the Company believes that the value of the XLV Technology and related rights that the Company has the option to acquire thereunder is in excess of the aggregate current market value of the Maximum Technology Shares, based on the closing bid price per share of Common Stock on the Nasdaq SmallCap Market as of the date of this Proxy Statement, there can be no assurance that the aggregate value of any technology and related rights acquired by the Company under the Technology Development Agreement will equal or exceed the aggregate market price of the Maximum Technology Shares on the date of issuance. The Company has not obtained an independent appraisal or valuation of the XLV Technology and does not intend to do so. Moreover, if the market value of the Common Stock increases over the period that the options under the Technology Development Agreement are exercisable, such options may be exercised at a time when the market value per share of Common Stock exceeds the deemed value per share of Common Stock under the Technology Development Agreement. The Company does not make any representation or warranty whatsoever herein as to the value of the Common Stock or the anticipated trading range of the Common Stock. Accordingly, the issuance of shares of Common Stock to XLV pursuant to the Technology Development Agreement may result in dilution to the stockholders of the Company at the date of such issuance.

Applications to the Company's Businesses

    The XLV Technology consists of both hardware and software technology. The hardware technology includes designs for a digital still camera. The software technology includes a series of temporal and spatial optical butting techniques. The term "optical butting" refers to a series of techniques whereby the resolution of an imaging system can exceed the resolution of a single two-dimensional imaging chip (typically, 640 by 480 pixels). This is accomplished spatially by optically combining multiple chips to create a seamless image mosaic, or, temporally, by successive micro-motion of a single chip, also known as "dithering". The result is an image with integrated multiples of a single chip's resolution.

    The Company believes that dithering offers significant market opportunities in the area of card reading for access control or other secure uses. Secure ID cards must be read with resolutions that exceed those available from single two-dimensional chips. Historically, therefore, card readers have been large, linear CCD-based scanning systems. Such systems are relatively expensive, slow and unreliable, as a result of the need for mechanical moving parts. The Company believes that the dithering technology provided for under the Technology Development Agreement will allow both the performance and cost of a card reader to be improved simultaneously.

    The Company also believes that the digital still camera technology provided for under the Technology Development Agreement is complementary to XLV's optical butting technology and will further enhance the Company's prospects of developing a high performance, low cost card reader for the secure card, portable database and access control markets. Sandia, a 96%-owned subsidiary of the Company, is principally engaged in the businesses of (a) distributing and reselling high and mid-range performance dye-sublimation card printers and printer consumables, (b) turnkey service bureau production of customized, high quality, fraud resistant, personalized color ID cards, and (c) designing and marketing corporate access control systems based on card-mounted biometric and other verification for point-of-entry security applications. The Company believes that access to the XLV Technology, and the development of a high performance, low cost card reader, may enhance Sandia's opportunities in each of its primary business areas.

    The development of the XLV Technology is currently proceeding as anticipated by the Company. In that regard, the Company anticipates having demonstration models available sometime in June 1998 and a pre-production prototype available in September 1998. The Company currently anticipates that it will begin producing marketable products by the end of the first quarter of
1999.   Regarding the Company's DataGlyph(TM) technology, the Company is currently evaluating different biometrics for application to its reader technology. The Company anticipates that the development of this technology will show steady progress now that the Company has reached a settlement with Xerox Corporation regarding the scope of the Company's license for DataGlyph(TM). There can be no assurances, however, that the development of the XLV Technology and related products will continue to progress as planned.

Technology Enhancement Services

    Pursuant to the Technology Agreement, XLV will continue to devote personnel, services and project management for the enhancement and commercialization of the XLV Technology. The Company will fund the enhancement of the XLV Technology pursuant to this arrangement, as provided in the Technology Development Agreement. The Company paid to XLV $500,000 at the execution of the Technology Development Agreement. The Technology Development Agreement provides for the Company to make additional payments to XLV of up to $3.6 million to fund enhancement and commercialization of the XLV Technology, subject to achievement of development milestones and other conditions. Subject to the Company's receipt of stockholder approval relating to the issuance by the Company of the Maximum Technology Shares, the date on which $1.0 million of the $3.6 million is paid by the Company to XLV is referred to as the "Initial Funding Date." The Company may, at its option, accelerate funding the development of the XLV Technology. All payments made prior to the development of a working model, including the costs of acquiring the options under the agreement, will be expensed as research and development costs. The Company does not currently have any binding commitment in place to finance such development expenses, but intends to seek the necessary funding through the issuance of additional debt and/or equity securities. The Company has the option to cease funding the development of the XLV Technology at any time without further liability in its reasonable business judgment or for the failure of XLV to meet the development schedule; however, if the Company terminates such funding, the License Option, the Exclusive License Option and the Assignment Option, to the extent not previously exercised, will terminate automatically.

    Deliverables under the Technology Development Agreement include schematics, computer assisted design files, computer source code and other computer programming code and architecture, a limited number of prototypes, jigs, fixtures and toolings (if any), and related documentation, books and records--in each case as the same are developed under the Technology Development Agreement. Except for the anticipated payment of amounts due under the Technology Development Agreement for further development, the Technology Development Agreement does not contemplate the acquisition of any assets or any assumption of liabilities by the Company.

    All technology and intellectual property rights developed pursuant to these joint efforts will initially be the property of XLV, subject to the License Option, the Exclusive License Option and the Assignment Option, and will constitute XLV Technology for all purposes thereof.

Assignment of Spot/Mag Provision

    XLV and Spot/Mag, Inc., a corporation organized under the laws of Taiwan ("Spot/Mag"), are currently engaged in discussions regarding the possibility of entering into an agreement (the "Spot/Mag Agreement") under which Spot/Mag would receive the exclusive right to use the XLV Technology in connection with manufacturing digital still cameras to be marketed and sold to consumers, in exchange for an obligation to pay royalties and other remuneration to XLV. If the Spot/Mag Agreement is executed within three years after the effective date of the Technology Development Agreement and if the Company exercises the Assignment Option, XLV will assign its rights and obligations under the Spot/Mag Agreement to the Company, including the right to receive all royalties and amounts payable under the Spot/Mag Agreement. In consideration for the assignment of the Spot/Mag Agreement, the Company has agreed to pay to XLV on a quarterly basis one share of Common Stock for each ten dollars ($10.00) of royalty actually received by the Company from Spot/Mag under the Spot Mag Agreement, up to a maximum of 200,000 shares of Common Stock. Thereafter, any additional royalties would inure solely to the benefit of the Company.

Lock-up Agreement

    XLV has agreed that it will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any shares of Common Stock issued pursuant to the License Option, the Exclusive License Option, or the Assignment Option for a period of one year after the exercise of the applicable option, without the prior written consent of the Company. XLV may, however, pledge such shares of Common Stock as long as the beneficiary of such pledge agrees in writing to be bound by the terms of this lock-up provision.

Registration Rights

    The Company has granted XLV the right, exercisable on any two occasions between the second and fourth anniversaries of the effective date under the Technology Development Agreement, to require the Company to file a registration statement (a "Demand Registration") with the Securities and Exchange Commission to permit the offer and sale by XLV of the shares of Common Stock issued pursuant to the Technology Development Agreement. The Company will file a registration statement with the Securities and Exchange Commission within 60 days after receipt of a request for a Demand Registration and will use reasonable efforts to have such registration statement declared effective as promptly as reasonably practicable and to keep such registration statement effective for a period of at least 12 months. The Company has agreed to indemnify XLV against certain liabilities relating to the filing of such registration statement and has agreed to certain penalties in the event that the Company fails to comply with its obligations relating to such registration rights.

Board Representation

    Under the terms of the Technology Development Agreement, the Company has agreed that as long as XLV owns at least 400,000 shares of Common Stock delivered pursuant to the Technology Development Agreement, the Company will use its reasonable best efforts to cause one person designated by XLV to be nominated to serve as a member of the Board of Directors of the Company. However, on April 30, 1998, the board appointed Mr. Gregory W. Haskell, the President and Chief Operating Officer of XLV, to the board to serve until the 1998 annual meeting of stockholders, at which time he will stand for election. Due to the progress of the development of the XLV Technology and Mr. Haskell's experience, the Company believed it was in its and its stockholders' best interest to appoint Mr. Haskell to the board.

XLV

    XLV is a privately-held corporation with its principal executive offices in Sebastian, Florida, which specializes in the development of front-end applications for the electronic imaging industry. XLV is a "partnership company" of Safeguard Scientifics, Inc. ("Safeguard"), a NYSE-listed company with principal executive offices in Wayne, Pennsylvania. Safeguard currently owns approximately 26% of the outstanding voting power, and 57% of the fully-diluted equity, of XLV.

    Richard C.E. Morgan, the chairman and chief executive officer of the Company and a member of its Board of Directors, also serves as an outside director of ChromaVision Medical Systems, Inc. ("ChromaVision"). ChromaVision is also a Safeguard "partnership company," and Safeguard retains approximately twenty percent of the common stock of ChromaVision. Mr. Morgan and the Amphion Group do not have any ownership interest in XLV and hold, in the aggregate, less than 0.1% of the common stock of Safeguard and ChromaVision, respectively. There are no agreements between ChromaVision and any other person with respect to Mr. Morgan's service as a director of ChromaVision. The Technology Development Agreement was negotiated by the Company and XLV on an arms-length basis and unanimously approved by the Board of Directors of the Company. If all 1,000,000 shares of Common Stock are issued to XLV under the Technology Development Agreement, the aggregate percentage of the Company voting power held by the Amphion Group will fall from 45.4% to 35.4%.

    In 1996, the Company and XLV discussed the possibility of working together to develop a document reader to be used in the access control business. The parties decided to temporarily postpone their plans until late 1997, at which time the Company and XLV again held discussions related to new product designs and desire to further develop both the hardware and software components of the XLV Technology for use in the access control business. As a result, in January 1998, the Company and XLV entered into the Technology Development Agreement.

    CERTAIN INFORMATION IS IN THIS PROXY STATEMENT REGARDING SAFEGUARD, XLV AND CHROMAVISION WAS PROVIDED BY SAFEGUARD, XLV AND CHROMAVISION THROUGH PUBLICLY-AVAILABLE SOURCES. ALL SUCH INFORMATION IS BELIEVED BY THE COMPANY TO BE ACCURATE.

REQUIRED AFFIRMATIVE VOTE

    The affirmative vote of a majority of the outstanding voting power of the Common Stock and Voting Preferred Stock, voting together as a single class, is required to adopt the issuance of up to 1,000,000 shares of the Company's Common Stock to XLV pursuant to the terms of the Technology Development Agreement.

    THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ISSUANCE OF THE MAXIMUM TECHNOLOGY SHARES.

    PROPOSAL 6.  Authorization to issue more than twenty percent of the outstanding Common Stock at a per share price potentially less than the per share market price of the Common Stock on the date of issuance to holders of Series G Preferred Stock upon the conversion of the Series G Preferred Stock.

    There are currently 995 shares of Series G Preferred Stock issued and outstanding. Antiope Partners and Amphion Ventures currently hold 955 of the 995 shares of Series G Preferred Stock outstanding. If Antiope Partners and Amphion Ventures elect to convert all 955 shares of Common Stock, the result would be the issuance of 955,000 shares of Common Stock or approximately 39% of the currently outstanding Common Stock. Although the current conversion price of the Series G Preferred Stock is currently $10.00 per share and the closing bid price per share of the Common Stock on Nasdaq was $4.00 on May 26, 1998, the New Nasdaq Listing Requirements (as defined below) require the Company to receive the consent of its stockholders to issue more than twenty percent of its Common Stock at a per share price less than the current market price. Although the current market price ($4.00) is less than the current conversion price ($10.00), there can be no assurance that when and if the Series G Preferred stock is converted to Common Stock, the conversion price will exceed the market price of the Common Stock on the date converted. Accordingly, because the Series G Preferred Stock may be converted into more than twenty percent of the outstanding Common Stock at a time when the per share market value of the Common Stock could potentially exceed the conversion price, the Company is seeking stockholder approval to issue that amount of Common Stock pursuant to the New Nasdaq Listing Requirements upon the conversion of the Series G Preferred Stock.

SERIES G PREFERRED STOCK

    The Board of Directors has designated 2,500 shares of its Preferred Stock as Series G Preferred Stock, par value $0.01 per share. Each share of Series G Preferred Stock has a stated value of $10,000 (the "Original Series G Issue Price") and is convertible into Common Stock at any time, at the option of the holder, at a conversion rate equal to the Original Series G Issue Price divided by the conversion price of the Series G Preferred Stock, as in effect from time to time. Such conversion price is currently $10.00 per share of Common Stock, subject to anti-dilution adjustments. Holders of shares of Series G Preferred Stock are entitled to vote on all matters brought before the Company's stockholders as if such shares of Series G Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law. See "Description of Capital Stock -- Preferred Stock."

NEW NASDAQ LISTING REQUIREMENTS

    On August 23, 1997, the Securities and Exchange Commission approved new listing requirements for continued listing on the Nasdaq SmallCap Market.
These new listing requirements became effective on February 23, 1998. In particular, the new listing requirements require that a Company currently included on Nasdaq meet each of the following standards to maintain its continued listing: (i) either (A) net tangible assets (defined as total assets, minus goodwill, minus total liabilities) of $2 million, (B) total market capitalization of $35 million, or (C) net income (in the last fiscal year or in two of the last three fiscal years) of $500,000; and (ii) public float of at least 500,000 shares, with a market value of at least $1 million; and (iii) minimum bid price of $1; and (iv) at least two market makers; (v) at least 300 round lot beneficial stockholders; and (vi) compliance with certain corporate governance requirements (the "New Nasdaq Listing Requirements"). The Company is currently in compliance with the New Nasdaq Listing Requirements. Although management believes the Company will be able to preserve the listing of the Common Stock on the Nasdaq SmallCap Market, there can be no assurance that the Company will be able to do so.

    One of the new corporate governance requirements of the New Nasdaq Listing Requirements provides that shareholder approval is required of a plan or arrangement to issue common stock (or securities convertible into or exercisable common stock) equal to twenty percent or more of the common stock, or twenty percent or more of the voting power, outstanding before the issuance, for less than the greater of book or market value of the common stock. If the holders of the Series G Preferred Stock already issued elect to convert all of their shares of the Series G Preferred Stock into Common Stock, such holders would receive approximately 29.9% of the outstanding Common Stock, approximately 28.6% of the voting power and 26.2% of the fully-diluted equity of the Company as of May 26, 1998. Although the Conversion Price of the Series G Preferred stock is currently $10.00 per share and the closing bid price per share of the Common Stock on the Nasdaq SmallCap Market as of May 26, 1998, was $4.00 per share, there can be no assurance that when and if the Series G Preferred stock is converted to Common Stock, the Conversion Price will exceed the market price of the Common Stock on the date of conversion. Because the Series G Preferred Stock may be converted into more than twenty percent of the outstanding Common Stock at a time when the market value per share of Common Stock exceeds the Conversion Price, the Company must receive stockholder approval in accordance with the New Nasdaq Listing Requirements in order to issue Common Stock upon the conversion of Series G Preferred Stock.

    The failure to adhere to the New Nasdaq Listing Requirements could result in the Common Stock being delisted from the Nasdaq SmallCap Market. If the Common Stock were delisted from the Nasdaq SmallCap Market, trading, if any, would likely be conducted in the over-the-counter market on the National Association of Securities Dealers' OTC Bulletin Board and/or on the pink sheets of the National Quotation Bureau. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. In addition, the Common Stock would be subject to rules promulgated under the Exchange Act applicable to penny stocks. The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price (as determined pursuant to regulations adopted by the Commission) or exercise price of less than $5.00 per share, subject to certain exceptions. By virtue of being listed on the Nasdaq SmallCap Market, the Common Stock will be exempt from the Definition of "penny stock." If, however, the Common stock is removed from the Nasdaq SmallCap Market, the Company's securities may become subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Consequently, the penny stock rules may affect the ability of broker-dealers to sell the Common Stock and may affect the ability of purchasers of Common Stock to sell such securities in the secondary market.

REQUIRED AFFIRMATIVE VOTE

    The affirmative vote of a majority of the outstanding voting power of the Common Stock and Voting Preferred Stock, voting together as a single class, is required to adopt the issuance of shares of Common Stock to holders of Series G Preferred Stock.

    THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDER VOTE FOR THE ISSUANCE OF MORE THAN TWENTY PERCENT OF THE OUTSTANDING COMMON STOCK AT A PER SHARE PRICE POTENTIALLY LESS THAN THE PER SHARE MARKET PRICE ON THE DATE OF ISSUANCE TO HOLDERS OF SERIES G PREFERRED STOCK UPON CONVERSION OF SUCH PREFERRED STOCK BY THE HOLDERS THEREOF.

                       DEADLINE FOR STOCKHOLDER PROPOSALS


    Proposals of stockholders intended to be presented at the Company's 1999 annual meeting, and otherwise eligible, must be received by the Company no later than February 23, 1999, to be included in the Company's proxy material and form of proxy relating to that Meeting. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.


                                     GENERAL

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

    Under Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Securities Exchange Act"), directors, certain officers and beneficial owners of ten percent or more of the Company's Common Stock are required from time to time to file with the Commission reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon a review of Forms 3, 4 and 5 submitted to the Company during and with respect to 1997, and written representations received by the Company from certain reporting persons that no Forms 5 were required from such persons, the Company believes that all of the directors and executive officers of the Company have timely filed their respective Forms 3, 4 or 5 required by Section 16(a) of the Securities Exchange Act during 1997, except Harry Budow, a director and officer of the Company, who did not file timely a Form 3 when he joined the Company in June 1997.

COUNTING OF VOTES

    All matters specified in this Proxy Statement that are to be voted on at the Meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. See "Record Date and Voting Stock" above.

OTHER BUSINESS

    Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying Notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the Meeting by others and any proposals of stockholders omitted from the proxy material pursuant to Rule 14a-8 of the Securities and Exchange Commission.

ANNUAL REPORT

    A copy of the Company's 1998 Annual Report to Stockholders, including the Form 10-KSB, as amended, for the year ended December 31, 1997, which contains audited financial statements, and the quarterly report on Form 10-QSB for the three months ended March 31, 1998, accompanies this Proxy Statement. Upon written request to Investor Relations, AXCESS Inc., 3208 Commander Drive, Carrollton, Texas 75006, the Company will provide, without charge, copies of its annual report to the Commission on Form 10-KSB.

DOCUMENTS INCORPORATED BY REFERENCE

    The following documents are incorporated herein by reference:

    1. Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1997; and

    2.   Quarterly Report on Form 10-QSB for the three months ended March 31,
         1998.


                                By Order of the Board of Directors,


                                /s/ Danny G. Hair, Secretary


June 23, 1998

                                                                      APPENDIX A

                                  AXCESS INC.

                           DIRECTOR COMPENSATION PLAN


    1. PURPOSE. The purpose of the Director Compensation Plan (the "Plan") of AXCESS Inc., a Delaware corporation ("AXCESS"), is to (a) provide an incentive to directors of AXCESS who are not also employees or significant stockholders of AXCESS ("Directors") to concentrate their efforts in a manner that will provide for the long-term growth and profitability of AXCESS; (b) encourage stock ownership by Directors in order to promote an identity of interests with AXCESS stockholders; and (c) provide a means of attracting and retaining qualified Directors.

    2. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on such date as it is approved by the stockholders of AXCESS and shall remain in effect until terminated by the Board of Directors of AXCESS (the "Board").

    3. STOCK OPTIONS SUBJECT TO THE PLAN. Nonstatutory options may be granted to eligible directors under the Plan for the purchase of an aggregate of up to 150,000 shares of Common Stock, $.01 par value per share ("Common Stock"), subject to adjustment as provided in Section 8 hereof. Shares issued upon the exercise of options may be, in whole or in part, authorized but unissued shares, whether now or hereafter authorized, or issued shares that have been reacquired by AXCESS.

    4. PLAN ADMINISTRATION. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors. The Committee shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan. Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. The Plan shall be interpreted in view of the intention to qualify as an exempt transaction under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    5. ELIGIBILITY. Any member of the Board of Directors who is not an employee of AXCESS or a subsidiary of AXCESS and who does not beneficially own (as defined by Rule 13d-3 of the Exchange Act) 5% of the outstanding Common Stock of the Company may participate in the plan.

    6. CHANGES IN CAPITALIZATION. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary dividends) are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of AXCESS, reorganization, recapitalization, reclassification, dividend, stock split, spin-off, split-off or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares reserved for issuance under the Plan.

    7. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan nor any action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that AXCESS will retain a participant as a Director for any period of time, or at any particular rate of compensation.

    8. AMENDMENT, MODIFICATION, AND TERMINATION. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that the Board of Directors shall condition any amendments on the approval of stockholders, if such approval is necessary or advisable with respect to securities, tax or other applicable law. No amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any participant with respect to shares of Common Stock to which he or she became entitled prior to such amendment, modification or termination or with respect to amounts that have been credited to a deferred compensation account.

    9. STOCKHOLDER APPROVAL. The Plan shall be submitted to the stockholders of AXCESS for their approval at the 1998 Annual Meeting of Stockholders. If such approval is not obtained, no shares of Common Stock will be issued to Directors through the Plan.

    10. RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each share of Common Stock issued upon the exercise of an option under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933, as amended (the "1993 Act"), or any applicable state securities laws with respect to the shares of Common Stock deliverable upon the exercise of options hereunder, the Director shall represent in writing, as a condition to any delivery of Common Stock hereunder, that the shares received are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless AXCESS shall have received an opinion of counsel that such disposition is exempt from such registration under the 1993 Act and any applicable state securities laws. AXCESS shall include on certificates representing shares delivered upon the exercise of options issued pursuant to the Plan such legends referring to the foregoing representations or restrictions and any other applicable restrictions on resale as the Committee, in its discretion, shall deem appropriate. In addition, unless waived by the Committee, each Director, as a condition of receipt of Common Stock upon the exercise of an option shall agree that such Common Stock shall not be sold for two years following its issuance unless consented to in writing by the Committee.

                                                                      APPENDIX B

PROXY

                                  AXCESS INC.

   SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS



The undersigned hereby constitutes and appoints Richard C.E. Morgan and Harry
S. Budow, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the 1998 Annual Meeting of Stockholders of AXCESS Inc. to be held on the 21st day of July, 1998 (pursuant to the Notice of Annual Meeting dated June 1998, and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of AXCESS Inc. that the undersigned is entitled to vote with all the powers ant authority the undersigned would possess if personally present in accordance with the following instructions.



When properly executed, this Proxy will be voted in the manner directed herein by the undersigned Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.


1.  ELECTION OF DIRECTORS

FOR all nominees         WITHHOLD
listed to the right      AUTHORITY
(except as marked        to vote for all
to the contrary)         nominees listed below.)

    [ ]                       [ ]

NOMINEES:    Richard C.E. Morgan, Jean-Pierre Arnaudo, Eugene A.
             Bourque, Harry S. Budow, Richard M. Clarke, Paul J.
             Coleman, Jr., C. Seth Cunningham and Gregory W. Haskell.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such individual's name in the space provided to the right

------------------------------------------------------------------------------

2.   RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR OF THE
     COMPANY.

          FOR       AGAINST        ABSTAIN

          [ ]         [ ]            [ ]

3.   APPROVAL OF THE DIRECTOR COMPENSATION PLAN

          FOR       AGAINST        ABSTAIN

          [ ]         [ ]            [ ]


4. APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM 50,000 TO 900,000 SHARES.


          FOR       AGAINST        ABSTAIN

          [ ]         [ ]            [ ]

5. APPROVAL OF THE ISSUANCE OF UP TO 1,000,000 SHARES OF THE COMPANY'S COMMON STOCK TO XLV PURSUANT TO THE TECHNOLOGY DEVELOPMENT AGREEMENT.

          FOR       AGAINST        ABSTAIN

          [ ]         [ ]            [ ]

6. AUTHORIZATION TO ISSUE MORE THAN TWENTY PERCENT OF THE COMPANY'S COMMON STOCK AT A PER SHARE PRICE POTENTIALLY LESS THAN THE PER SHARE MARKET PRICE OF THE COMMON STOCK ON THE DATE OF ISSUANCE UPON THE CONVERSION OF THE SERIES G PREFERRED STOCK.

          FOR       AGAINST        ABSTAIN

          [ ]         [ ]            [ ]

7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY COME BEFORE THE MEETING.

          FOR       AGAINST        ABSTAIN

          [ ]         [ ]            [ ]


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:____________________________________, 1998

--------------------------------------------------------------------------------
                                   (Signature)

--------------------------------------------------------------------------------
                           (Signature if held jointly)